Exhibit 10.1

EXECUTION VERSION

CORPUS CHRISTI LIQUEFIED NATURAL GAS PROJECT

SECOND AMENDED AND RESTATED

TERM LOAN FACILITY AGREEMENT

CHENIERE CORPUS CHRISTI HOLDINGS, LLC,

as Borrower,

CORPUS CHRISTI LIQUEFACTION, LLC,

CHENIERE CORPUS CHRISTI PIPELINE, L.P.,

CORPUS CHRISTI PIPELINE GP, LLC, and

ANY OTHER SUBSIDIARY OF THE BORROWER THAT BECOMES A PARTY HERETO

FROM TIME TO TIME AS A GUARANTOR,

as Guarantors,

THE LENDERS PARTY HERETO FROM TIME TO TIME,

as Term Lenders,

and

SOCIÉTÉ GÉNÉRALE,

as Term Loan Facility Agent

Dated as of June 15, 2022

i

SCHEDULES

Schedule 2.01 -	Lenders, Commitments
Schedule 3.01(a) -	Amortization Schedule
Schedule 3.11 -	Term Loan Facility Agent Account Details

EXHIBITS

Exhibit A	-	Definitions
Exhibit B	-	Form of Term Loan Note
Exhibit C	-	Form of Interest Period Notice
Exhibit D	-	Form of Lender Assignment Agreement
Exhibit E	-	Disbursement Request Form

v

SECOND AMENDED AND RESTATED TERM LOAN FACILITY AGREEMENT

This SECOND AMENDED AND RESTATED TERM LOAN FACILITY AGREEMENT, dated as of June 15, 2022 (the “Term Loan Facility Agreement” or this “Agreement”), is made among:

CHENIERE CORPUS CHRISTI HOLDINGS, LLC, a limited liability company organized under the laws of the State of Delaware and headquartered in Houston, Texas (the “Borrower”),

CORPUS CHRISTI LIQUEFACTION, LLC, a limited liability company organized under the laws of the State of Delaware and headquartered in Houston, Texas (“CCL”),

CHENIERE CORPUS CHRISTI PIPELINE, L.P., a limited partnership organized under the laws of the State of Delaware and headquartered in Houston, Texas (“CCP”),

CORPUS CHRISTI PIPELINE GP, LLC, a limited liability company organized under the laws of the State of Delaware and headquartered in Houston, Texas (“CCP GP”),

Each other Subsidiary of the Borrower that is a Party hereto from time to time in accordance with this Agreement and the other Finance Documents as a guarantor (together with CCL, CCP and CCP GP, the “Guarantors”),

SOCIÉTÉ GÉNÉRALE, as the Facility Agent for the Facility Lenders under the Term Loan Facility Agreement (the “Term Loan Facility Agent”), and

Each of the lenders party hereto from time to time, as (the “Term Lenders”).

WHEREAS, the Borrower intends to engage in the Stage 3 Development;

WHEREAS, the Borrower has requested that the Term Lenders establish a credit facility in order to provide funds which are to be used to partially finance the Stage 3 Development through the payment of Project Costs and otherwise, all as more fully set forth herein and in the other Finance Documents; and

WHEREAS, the Term Lenders are willing to make such credit facility available upon and subject to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01 Defined Terms. Unless otherwise defined in Exhibit A, capitalized terms used in this Agreement (including the preamble hereto) shall have the meanings provided in Section 1.3 (Definitions) of Schedule A (Common Definitions and Rules of Interpretation) of the Second Amended and Restated Common Terms Agreement, dated as of June 15, 2022 (as amended, amended and restated, supplemented and modified from time to time, the “Common Terms Agreement”), among the Loan Parties, Société Générale, as the Term Loan Facility Agent on behalf of itself and the Term Lenders, The Bank of Nova Scotia, as the Working Capital Facility Agent on behalf of itself and the Working Capital Lenders, Société Générale, as Intercreditor Agent for the Facility Lenders, and each other Facility Agent that is party to the agreement from time to time on behalf of itself and the Facility Lenders under its Facility Agreement.

Section 1.02 Principles of Interpretation. Unless otherwise provided herein, this Agreement shall be governed by the principles of interpretation provided in Section 1.2 (Interpretation) of Schedule A of the Common Terms Agreement, mutatis mutandis.

Section 1.03 UCC Terms. Unless otherwise defined herein or in Schedule A of the Common Terms Agreement, terms used herein that are defined in the UCC shall have the respective meanings given to those terms in the UCC.

Section 1.04 Accounting and Financial Determinations. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if the Borrower notifies the Intercreditor Agent and the Term Loan Facility Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Stage 3 Closing Date in GAAP or in the application thereof on the operation of, or calculation of compliance with, such provision so as to preserve the original intent thereof in light of such change in GAAP (or if the Intercreditor Agent and Term Loan Facility Agent, as the case may be, notifies the Borrower that the Required Term Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such provision has been amended in accordance herewith.

Section 1.05 [Reserved].

Section 1.06 Designations. This Agreement is a Facility Agreement and a Senior Debt Instrument, the Term Lenders in this Agreement are Senior Creditors and the Term Loan Facility Agent is the Senior Creditor Group Representative of the Term Lenders in each case under the Finance Documents.

ARTICLE II

COMMITMENTS AND BORROWING

On the terms, subject to the conditions and relying upon the representations and warranties herein set forth:

Section 2.01 Term Loans. (a) Each Term Lender, severally and not jointly, shall make Term Loans to the Borrower in an aggregate principal amount not in excess of the Term Loan Facility Debt Commitments of such Term Lender, if any, from time to time during the Term Loan Availability Period but not more frequently than as permitted under Section 2.03 (Procedures for Requesting Advances); provided that, after giving effect to the making of any Term Loans, the aggregate outstanding principal amount of all Term Loans shall not exceed the Aggregate Term Loan Facility Debt Commitments .

(b) Each Term Loan Borrowing shall be in an amount specified in the relevant Disbursement Request.

(c) Except as set forth in clause (d) below, proceeds of the Term Loans shall be deposited into the Construction Account in accordance with Section 4.5(a) (Disbursements of Senior Debt) of the Common Security and Account Agreement. The Loan Parties shall not request or apply any portion of any Term Loan other than in accordance with Section 2.02(b) (Availability) of this Agreement and Sections 2.3 (Disbursement Procedures), 2.4 (Pro Rata Advances) and 2.6 (Currency) of the Common Terms Agreement and Section 2.07 (Use of Proceeds) of this Agreement. Neither the Term Loan Facility Agent nor the Term Lenders are under any obligation hereunder to inquire into or verify the application of any Term Loan but this does not affect or limit the Loan Party’s obligations hereunder or under the Common Terms Agreement.

(d) Proceeds of the Term Loans advanced for the purpose of (i) funding the Senior Debt Service Reserve Account shall be paid into the Senior Debt Service Reserve Account, and (ii) except in the case of the Initial Advance, paying interest accruing on the Term Loans and Commitment Fees during the Term Loan Availability Period, as designated in the Disbursement Request, shall be transferred by the Term Loan Facility Agent to the Term Lenders in accordance with Section 10.13(a) (General Provisions as to Payments); provided that such transfer shall occur on the same day that the Term Loan Facility Agent receives such proceeds from the Term Lenders and subject to the Term Loan Facility Agent’s actual receipt of such proceeds in accordance with Section 2.04 (Funding). For the avoidance of doubt, such Advance shall constitute a Term Loan for all purposes under this Agreement and each other Finance Document and shall be treated as received, and accounted for as a Term Loan, by the Borrower.

(e) Notwithstanding anything to the contrary in this Section 2.01 (Term Loans), proceeds of the Initial Advance will be applied in accordance with the Flow of Funds Memorandum.

(f) Term Loans repaid or prepaid may not be reborrowed.

Section 2.02 Availability. (a) Subject to the terms and conditions set forth in this Agreement and the Common Terms Agreement, each Term Lender severally, and not jointly or jointly and severally, agrees to advance to the Borrower its Term Loans, in an aggregate principal amount not to exceed such Term Lender’s Term Loan Facility Debt Commitment, from time to time during the period commencing on the date of the Initial Advance and ending on the earliest of:

(i) the Stage 3 Completion Date;

(ii) the date of any cancellation or termination of all of the remaining Term Loan Facility Debt Commitments pursuant to Section 3.8 (Reductions and Cancellations of Facility Debt Commitments) of the Common Terms Agreement; and

(iii) the date the Term Lenders terminate their Term Loan Facility Debt Commitments upon the occurrence and during the Continuance of a Loan Facility Event of Default;

(such period, the “Term Loan Availability Period”).

(b) Subject to Section 2.2 (Sequence of Advances of Senior Debt) of the Common Terms Agreement, Section 2.4 (Pro Rata Advances) of the Common Terms Agreement and the applicable conditions of Article 4 (Conditions Precedent) of the Common Terms Agreement, Section 2.02 (Availability) and Section 6.03 (Conditions to Term Loan Advances) of this Agreement, the Borrower shall be entitled to draw down all or a portion of the unused Term Loan Facility Debt Commitments before or on the final date of the Term Loan Availability Period for application to any of the purposes permitted under Section 2.07 (Use of Proceeds) of this Agreement.

Section 2.03 Procedures for Requesting Advances

(a) From time to time, but no more frequently than twice per calendar month (except as required for the payment of interest or Commitment Fees during the Term Loan Availability Period, and for any draw of remaining Term Loan Facility Debt Commitments on the last day of the Term Loan Availability Period), subject to the limitations set forth in Sections 2.01 (Term Loans) and 2.02 (Availability) above and Sections 2.2 (Sequence of Advances of Senior Debt) and 2.4 (Pro Rata Advances) of the Common Terms Agreement, the Borrower may request a Term Loan Borrowing by delivering to the Term Loan Facility Agent a properly completed Disbursement Request in accordance with Section 2.3 (Disbursement Procedures) of the Common Terms Agreement and the requirements of this Section 2.03 (Procedures for Requesting Advances), substantially in the form set forth in Exhibit E.

(b) Each Disbursement Request shall be irrevocable and the obligations of the Term Lenders to make an Advance of Term Loans shall be subject to:

(i) with respect to the Initial Advance, the prior satisfaction or waiver of each of the conditions specified in Section 6.03 (Conditions to Term Loan Advances); and

(ii) with respect to any Advance following the Initial Advance, the prior satisfaction or waiver of the conditions specified in Section 6.03 (Conditions to Term Loan Advances) other than such conditions therein that apply only to the Initial Advance.

(c) The aggregate amount of any proposed Advance under this Agreement must be:

(i) in the case of any Term SOFR Loan, an aggregate amount that is an integral multiple of $1 million and not less than $25 million, and

(ii) in the case of any Base Rate Loan, an aggregate amount that is an integral multiple of $1 million and not less than $25 million,

(unless the available Term Loan Facility Debt Commitments are less than $25 million); provided that a Base Rate Loan may be in an aggregate amount that is equal to the entire unused amount of the Commitments.

Such Advances shall be made pro-rata with respect to other Facility Agreements in accordance with the committed principal amounts under the Term Loan Facility Debt Commitment subject to and in accordance with Section 2.4 (Pro Rata Advances) of the Common Terms Agreement.

(d) The Term Loan Facility Agent shall promptly advise each Term Lender that has a Term Loan Facility Debt Commitment of any Disbursement Request delivered pursuant to this Section 2.03 (Procedures for Requesting Advances), together with each such Term Lender’s Term Loan Facility Debt Commitment Percentage of the requested Term Loan Borrowing.

(e) Any Disbursement Request delivered pursuant to clause (a) above shall be delivered by the Borrower to the Term Loan Facility Agent (i) in the case of a Term SOFR Loan, not later than 12:00 noon, New York City time, three Business Days prior to the requested Borrowing Date, and (ii) in the case of a Base Rate Loan, not later than 12:00 noon, New York City time, one Business Day prior to the requested Borrowing Date; provided that the notice periods set forth in this clause (e) shall not apply with respect to the Disbursement Request for the Initial Advance under this Agreement, which Disbursement Request may be delivered no later than 12:00 noon New York City time, on the requested Borrowing Date; provided, further, that such Disbursement Request is for an Advance of Base Rate Loans.

Section 2.04 Funding. (a) Subject to clause (c) below, on the proposed Borrowing Date of each Term Loan Borrowing, each Term Lender shall make a Term Loan in the amount of its Term Loan Facility Debt Commitment Percentage of such Term Loan Borrowing by wire transfer of immediately available funds to the Term Loan Facility Agent, not later than 1:00 p.m., New York City time, and the Term Loan Facility Agent shall transfer and deposit the amounts so received as set forth in Section 2.01(c) or (d) (Term Loans), as applicable, for application in accordance with Sections 4.5(a) (Disbursements of Senior Debt) and (c) (Construction Account) of the Common Security and Account Agreement, as applicable; provided that, if a Term Loan Borrowing does not occur on the proposed Borrowing Date because any condition precedent to such requested Term Loan Borrowing herein specified has not been met, the Term Loan Facility Agent shall return the amounts so received to each Term Lender without interest as soon as possible.

(b) Subject to Section 4.04 (Obligation to Mitigate), each Term Lender may (without relieving the Borrower of its obligation to repay a Term Loan in accordance with the terms of this Agreement and the Term Loan Notes), at its option, fulfill its Term Loan Facility Debt Commitments with respect to any such Term Loan by causing any domestic or foreign branch or Affiliate of such Term Lender to make such Term Loan.

(c) Unless the Term Loan Facility Agent has been notified in writing by any Term Lender prior to a proposed Borrowing Date that such Term Lender will not make available to the Term Loan Facility Agent its portion of the Term Loan Borrowing proposed to be made on such date, the Term Loan Facility Agent may assume that such Term Lender has made such amounts available to the Term Loan Facility Agent on such date and the Term Loan Facility Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower, or the applicable Term Lender in cases of payment of interest and Commitment Fees payable in accordance with Section 2.01(d) (Term Loans) above, a corresponding amount. If such corresponding amount is not in fact made available to the Term Loan Facility Agent by such Term Lender and the Term Loan Facility Agent has made such amount available to the Borrower, or the applicable Term Lender in cases of payment of interest and Commitment Fees payable in accordance with Section 2.01(d) (Term Loans) above, the Term Loan Facility Agent shall be entitled to recover on demand from such Term Lender such corresponding amount plus interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Term Loan Facility Agent to the Borrower to the date such corresponding amount is recovered by the Term Loan Facility Agent at an interest rate per annum equal to the Federal Funds Rate. If such Term Lender pays such corresponding amount (together with such interest), then such corresponding amount so paid shall constitute such Term Lender’s Term Loan included in such Term Loan Borrowing. If such Term Lender does not pay such corresponding amount forthwith upon the Term Loan Facility Agent’s demand, the Term Loan Facility Agent shall promptly notify the Borrower and the Borrower shall promptly repay such corresponding amount to the Term Loan Facility Agent plus interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Term Loan Facility Agent to the Borrower to the date such corresponding amount is recovered by the Term Loan Facility Agent at an interest rate per annum equal to the Alternate Base Rate plus the Applicable Margin. If the Term Loan Facility Agent receives payment of the corresponding amount from each of the Borrower and such Term Lender, the Term Loan Facility Agent shall promptly remit to the Borrower such corresponding amount. If the Term Loan Facility Agent receives payment of interest on such corresponding amount from each of the Borrower and such Term Lender for an overlapping period, the Term Loan Facility Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. Nothing herein shall be deemed to relieve any Term Lender from its obligation to fulfill its Term Loan Facility Debt Commitments hereunder and, for the avoidance of doubt, a Term Lender that fails to make all or any portion of any payment on the due date for such payment shall be deemed in default of its obligations under Section 2.01 (Term Loans) above. Any payment by the Borrower pursuant to this Section 2.04(c) (Funding) shall be without prejudice to any claim the Borrower may have against a Term Lender that shall have failed to make such payment to the Term Loan Facility Agent. The failure of any Term Lender to make available to the Term Loan Facility Agent its portion of the Term Loan Borrowing shall not relieve any other Term Lender of its obligations, if any, hereunder to make available to the Term Loan Facility Agent its portion of the Term Loan Borrowing on the date of such Term Loan Borrowing, but no Term Lender shall be responsible for the failure of any other Term Lender to make available to the Term Loan Facility Agent such other Term Lender’s portion of the Term Loan Borrowing on the date of any Term Loan Borrowing. A notice of the Term Loan Facility Agent to any Term Lender or the Borrower with respect to any amounts owing under this Section 2.04(c) (Funding) shall be conclusive, absent manifest error.

(d) Each of the Term Lenders shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Term Lender resulting from each Term Loan made by such Term Lender, including the amounts of principal and interest payable and paid to such Term Lender from time to time hereunder.

(e) The Term Loan Facility Agent shall maintain at the Term Loan Facility Agent’s office (i) a copy of any Lender Assignment Agreement delivered to it pursuant to Section 12.04 (Assignments), and (ii) a register for the recordation of the names and addresses of the Term Lenders, and all the Term Loan Facility Debt Commitments of, and principal amount of and interest on the Term Loans owing and paid to, each Term Lender pursuant to the terms hereof from time to time and of amounts received by the Term Loan Facility Agent from the Borrower and whether such amounts constitute principal, interest, fees or other amounts and each Term Lender’s share thereof (the “Term Lender Register”). The Term Lender Register shall be available for inspection by the Borrower, any Joint Bookrunner, any Joint Lead Arranger and any Term Lender at any reasonable time and from time to time upon reasonable prior notice.

(f) The entries made by the Term Loan Facility Agent in the Term Lender Register or the accounts maintained by any Term Lender shall be conclusive and binding evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Term Lender or the Term Loan Facility Agent to maintain such Term Lender Register or accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Term Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Term Lender and the accounts and records of the Term Loan Facility Agent in respect of such matters, the accounts and records of the Term Loan Facility Agent shall control, in the absence of manifest error.

(g) In addition to such accounts or records described in clauses (d) and (e) of this Section 2.04 (Funding), the Term Loans made by each Term Lender may, upon the request of any Term Lender, be evidenced by a Term Loan Note or Term Loan Notes duly executed on behalf of the Borrower and shall be dated the date of any request therefor by a Term Lender. Each such Term Loan Note shall have all blanks appropriately filled in and shall be payable to such Term Lender and its registered assigns in a principal amount equal to the Term Loan(s) of such Term Lender; provided that each Term Lender may attach schedules to its respective Term Loan Note(s) and endorse thereon the date, amount and maturity of its respective Term Loan(s) and payments with respect thereto.

Section 2.05 Termination or Reduction of Commitments. (a) All unused Term Loan Facility Debt Commitments, if any, shall be automatically and permanently terminated (without premium or penalty) as of 5:00 p.m. (New York time) on the last day of the Term Loan Availability Period that is a Business Day.

(b) The Borrower may cancel or reduce permanently the whole or any part of the unutilized Term Loan Facility Debt Commitments in accordance with Section 3.2 (Right of Repayment and Cancellation in Relation to a Single Facility Lender), Section 3.7 (Pro Rata Payment) and Section 3.8 (Reductions and Cancellations of Facility Debt Commitments) of the Common Terms Agreement on a pro rata basis across all remaining Term Loan Facility Debt Commitments under this Agreement (in a minimum amount of $10,000,000). From the effective date of any such reduction or cancellation, the Commitment Fees shall be computed on the undrawn portion of the Term Loan Facility Debt Commitments as so reduced or cancelled.

(c) On the date of incurrence of any Replacement Senior Debt in accordance with Section 6.3 (Replacement Senior Debt) of the Common Terms Agreement to the extent that such Replacement Senior Debt is intended to be applied to cancel or reduce any or all Term Loan Facility Debt Commitments, the Term Loan Facility Debt Commitments of the Term Lenders shall be reduced in accordance with Section 3.8(a) (Reductions and Cancellations of Facility Debt Commitments) of the Common Terms Agreement to the extent of such amounts applied towards such cancellation or reduction; provided that, if the Borrower incurs Replacement Senior Debt for purposes of repaying Term Loans and canceling or reducing Term Loan Facility Debt Commitments, the Borrower shall be deemed to have, on a pro rata basis, applied the proceeds of such Replacement Senior Debt first to repay any outstanding Term Loans in accordance with Section 3.14(c) (Pro Rata Treatment), and, to the extent any Replacement Senior Debt proceeds remain, secondly to cancel Term Loan Facility Debt Commitments that subsequently remain available to be drawn in accordance with Section 3.14(b) (Pro Rata Treatment).

(d) All unused Term Loan Facility Debt Commitments, if any, shall be terminated upon the occurrence of a Loan Facility Event of Default if required pursuant to Section 8.02 (Acceleration Upon Bankruptcy) or Section 8.03 (Action Upon Event of Default) in accordance with the terms thereof.

Section 2.06 Extensions of Term Loans. (a) The Borrower may at any time and from time to time after the Stage 3 Closing Date request that all or a portion of the Term Loans outstanding at the time of such request (any such Term Loans, “Existing Term Loans”) be converted to extend the scheduled final maturity date of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.06 (Extensions of Term Loans). Prior to entering into any Extension Amendment with respect to any Extended Term Loans, the Borrower shall provide written notice to the Intercreditor Agent and the Term Loan Facility Agent (who shall provide a copy of such notice to each of the Term Lenders of the Existing Term Loans and which such request shall be offered equally to all such Term Lenders) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which terms shall be identical to the Existing Term Loans, except that (i) the Extended Term Loans may constitute a separate class of Term Loans than the Existing Term Loans and may have distinct voting rights with respect to such class, (ii) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of all or a portion of any principal amount of such Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Existing Term Loans (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 3.01(a) (Repayment of Term Loan Borrowings) with respect to the Existing Term Loans from which such Extended Term Loans were extended, in each case as more particularly set forth in Section 2.06(c) (Extensions of Term Loans) below) (provided that, for the avoidance of doubt, the weighted average life to maturity of such Extended Term Loans shall be no shorter than the weighted average life to maturity of the Existing Term Loans), (iii) (A) the interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and premiums with respect to the Extended Term Loans may be different than those for the Existing Term Loans and/or (B) additional fees and/or premiums may be payable to the Term Lenders providing such Extended Term Loans in addition to or in lieu of any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment and (iv) (A) the Extended Term Loans may have call protection and prepayment premiums related to optional prepayment terms as may be agreed between the Borrower and the Term Lenders thereof and (B) the Extended Term Loans may participate with the Existing Term Loans on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as may be agreed between the Borrower and the Term Lenders thereof. No Term Lender shall have any obligation to agree to have any of its Term Loans converted into Extended Term Loans pursuant to any Term Loan Extension Request and no such refusal shall in and of itself entitle the Borrower to exercise rights under Section 3.2 (Right of Repayment and Cancellation in Relation to a Single Facility Lender) of the Common Terms Agreement (including as incorporated into Section 2.05(b) (Termination or Reduction of Commitments) of this Agreement) with respect to such refusing Term Lender.

(b) The Borrower shall provide the applicable Term Loan Extension Request at least 30 days (or such shorter period as the Term Loan Facility Agent may determine in its sole discretion) prior to the date on which Term Lenders are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Term Loan Facility Agent, in each case acting reasonably, to accomplish the purpose of this Section 2.06 (Extensions of Term Loans). Any Term Lender (an “Extending Term Lender”) wishing to have all or a portion of its Existing Term Loans subject to such Term Loan Extension Request converted into Extended Term Loans shall notify the Term Loan Facility Agent (an “Extension Election”) on or prior to the date specified in such Term Loan Extension Request of the amount of its Existing Term Loans subject to such Term Loan Extension Request that it has elected to convert into Extended Term Loans (subject to any minimum denomination requirements imposed by the Term Loan Facility Agent). In the event that the aggregate amount of the Existing Term Loans subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to the Term Loan Extension Request, Existing Term Loans shall be converted to Extended Term Loans on a pro rata basis based on the amount of Existing Term Loans included in each such Extension Election (subject to rounding).

(c) Extended Term Loans shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.06(c) (Extensions of Term Loans) and notwithstanding anything to the contrary set forth in Section 12.01 (Decisions; Amendments, Etc.), shall not require the consent of any Lender other than the Extending Term Lenders with respect to the Extended Term Loans established thereby) executed by the Loan Parties, the Term Loan Facility Agent and the Extending Term Lenders. In addition to any terms and changes required or permitted by Section 2.06(a) (Extensions of Term Loans) above, each Extension Amendment shall amend the scheduled amortization payments pursuant to Section 3.01(a) (Repayment of Term Loan Borrowings) with respect to the Existing Term Loans to reduce each scheduled repayment amount for the Existing Term Loans in the same proportion as the amount of Existing Term Loans is to be converted pursuant to such Extension Amendment (it being understood that the amount of any repayment amount payable with respect to any individual Existing Term Loan that is not an Extended Term Loan shall not be reduced as a result thereof). It is understood and agreed that each Term Lender hereunder has consented, and shall at the effective time thereof be deemed to consent, to each amendment to this Agreement and the other Finance Documents authorized by this Section 2.06 (Extensions of Term Loans) and the arrangements described above in connection therewith.

(d) Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Term Loans are converted to extend the related scheduled final maturity date in accordance with clause (a) above (an “Extension Date”), the aggregate principal amount of such Existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted by such Term Lender on such date.

(e) No exchange or conversion of Loans or Term Loan Facility Debt Commitments pursuant to any Extension Amendment in accordance with this Section 2.06 (Extensions of Term Loans) shall (i) be made at any time a Loan Facility Event of Default shall have occurred and be Continuing and (ii) constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement or the other Finance Documents.

Section 2.07 Use of Proceeds. Proceeds of the Term Loans may be used by the Borrower or the other Loan Parties solely to pay Project Costs, funding the Senior Debt Service Reserve Account, and to make Authorized Investments.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

Section 3.01 Repayment of Term Loan Borrowings. (a) Borrower unconditionally and irrevocably promises to pay to the Term Loan Facility Agent for the ratable account of each Term Lender the aggregate outstanding principal amount of the Term Loans on each CTA Payment Date beginning on the First Repayment Date, in accordance with the Amortization Schedule.

(b) The repayment of principal by the Borrower for the Term Loans shall commence on the earlier of:

(i) the first Quarterly Payment Date occurring more than three calendar months following the Stage 3 Completion Date; and

(ii) the Stage 3 Date Certain

(such date, the “First Repayment Date”).

(c) Notwithstanding anything to the contrary set forth in Section 3.01(a) (Repayment of Term Loan Borrowings) above, the final principal repayment installment on the Term Loan Final Maturity Date shall in any event be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.

Section 3.02 Interest Payment Dates. (a) Interest accrued on each Term Loan shall be payable, without duplication, on the following dates (each, an “Interest Payment Date”):

(i) with respect to any repayment or prepayment of principal on such Term Loan, on the date of each such repayment or prepayment;

(ii) on the Term Loan Final Maturity Date;

(iii) with respect to Term SOFR Loans, (A) on the last day of each applicable Interest Period, and (B) if applicable, on any date on which such Term SOFR Loan is converted to a Base Rate Loan; and

(iv) with respect to Base Rate Loans, on each CTA Payment Date beginning on the first CTA Payment Date after the date of the disbursement or, if applicable, any date on which such Base Rate Loan is converted to a Term SOFR Loan.

(b) Interest accrued on the Term Loans or other monetary Term Loan Obligations after the date such amount is due and payable (whether on the Term Loan Final Maturity Date or any CTA Payment Date upon acceleration or otherwise) shall be payable upon demand.

(c) Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the occurrence of an event set forth in Section 15.1(d) (Bankruptcy) of the Common Terms Agreement and Section 8.01 (Events of Default) of this Agreement only to the extent it relates to Section 15.1(d) (Loan Facility Events of Default – Bankruptcy) of the Common Terms Agreement.

Section 3.03 Interest Rates.

(a) Each Term SOFR Loan shall accrue interest during each Interest Period applicable thereto at a rate per annum equal to Adjusted Term SOFR plus the Applicable Margin for such Term Loans.

(b) On or before 12:00 noon, New York City time, at least three Business Days prior to the end of each Interest Period for each Term SOFR Loan, the Borrower shall deliver to the Term Loan Facility Agent an Interest Period Notice setting forth the Borrower’s election with respect to the duration of the next Interest Period applicable to such Term SOFR Loan, which Interest Period shall be one or three months in length; provided, that, (i) if any Loan Facility Declared Default has occurred and is Continuing, all Term SOFR Loans shall convert into Base Rate Loans and (ii) if any Unmatured Loan Facility Event of Default has occurred and is Continuing, all Term SOFR Loans shall convert into Term SOFR Loans with an Interest Period of one month, in each case, at the end of the then-current Interest Periods (in which case the Term Loan Facility Agent shall so notify the Borrower and the Term Lenders). After such Loan Facility Declared Default or Unmatured Loan Facility Event of Default has ceased, the Borrower may convert each such Base Rate Loan or Term SOFR Loan with an Interest Period of one month into a Term SOFR Loan in accordance with this Agreement by delivering an Interest Period Notice in accordance with Section 3.04 (Conversion Options).

(c) If the Borrower fails to deliver an Interest Period Notice in accordance with Section 3.03(b) (Interest Rates) above with respect to any Term SOFR Loan, such Term SOFR Loan shall be made as, or converted into, a Term SOFR Loan with an Interest Period of one month.

(d) Each Term SOFR Loan shall bear interest from (and including) the first day of the applicable Interest Period to (but excluding) the last day of such Interest Period at the interest rate determined as applicable to such Term SOFR Loan.

(e) Notwithstanding anything to the contrary, the Borrower shall have, in the aggregate, no more than twelve (12) separate Term SOFR Loans outstanding at any one time.

(f) Each Base Rate Loan shall accrue interest at a rate per annum equal to the sum of the Alternate Base Rate plus the Applicable Margin for such Term Loans.

(g) All Base Rate Loans shall bear interest from and including the date such Term Loan is made (or the day on which Term SOFR Loans are converted to Base Rate Loans as required under Section 3.03(c) (Interest Rates) or 3.04 (Conversion Options) or under Article IV (SOFR and Tax Provisions)) to (but excluding) the date such Term Loan or portion thereof is paid at the interest rate determined as applicable to such Base Rate Loan (or the date such Term Loan is converted to a Term SOFR Loan).

Section 3.04 Conversion Options. The Borrower may elect from time to time to convert Term SOFR Loans to Base Rate Loans or Base Rate Loans to Term SOFR Loans (subject to Sections 3.03(e) (Interest Rates), and 4.01 (SOFR Lending Unlawful)), as the case may be, by delivering a completed Interest Period Notice to the Term Loan Facility Agent notifying the Term Loan Facility Agent of such election no later than 12:00 noon, New York City time, on the third Business Day preceding the proposed conversion date (which notice, in the case of conversions to Term SOFR Loans, shall specify the length of the initial Interest Period therefor); provided that (i) no Base Rate Loan may be converted into a Term SOFR Loan when any Loan Facility Declared Default has occurred and is Continuing and (ii) no Base Rate Loan may be converted into a Term SOFR Loan with an Interest Period greater than one month when any Unmatured Loan Facility Event of Default has occurred and is Continuing and, in each case, the Term Loan Facility Agent has determined not to permit such conversions. Upon receipt of any such notice the Term Loan Facility Agent shall promptly notify each relevant Term Lender thereof.

Section 3.05 Post-Maturity Interest Rates; Default Interest Rates. If all or a portion of the principal amount of any Term Loan is not paid when due (whether on the Term Loan Final Maturity Date, by acceleration or otherwise) or any Term Loan Obligation (other than principal on the Term Loans) is not paid or deposited when due (whether on the Term Loan Final Maturity Date, by acceleration or otherwise), (i) all such overdue amounts of principal on the Term Loans shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto plus the Default Rate and (ii) all such other defaulted amounts of Term Loan Obligations (other than principal on the Term Loans) shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus the Default Rate, from the date of such non-payment until the amount then due is paid in full (after as well as before judgment).

Section 3.06 Interest Rate Determination. The Term Loan Facility Agent shall determine the interest rate applicable to the Term Loans and shall give prompt notice of such determination to the Borrower and the Term Lenders. In each such case, the Term Loan Facility Agent’s determination of the applicable interest rate shall be conclusive, in the absence of manifest error.

Section 3.07 Computation of Interest and Fees. (a) All computations of interest for Term SOFR Loans shall be made on the basis of a year of 360 days, and actual days elapsed. All computations of interest for Base Rate Loans when the Alternate Base Rate is determined by the Term Loan Facility Agent’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of commissions or fees owed hereunder (other than Commitment Fees, which shall be computed in accordance with the provisions of Section 3.13 (Fees) below) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.

(b) Interest shall accrue on each Term Loan for the day on which the Term Loan is made, and shall not accrue on a Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid; provided, that, any Term Loan that is repaid on the same day on which it is made shall bear interest for one day.

(c) Each determination by the Term Loan Facility Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 3.08 Terms of All Prepayments. The Borrower shall make prepayments of Term Loans and all reductions and cancellations of Term Loan Facility Debt Commitments in accordance with the terms of Article 3 (Repayments, Prepayments, Interest and Fees) of the Common Terms Agreement and the following terms:

(a) upon the prepayment of any Term Loans (whether a voluntary prepayment, a mandatory prepayment or a prepayment upon acceleration or otherwise), the Borrower shall satisfy all applicable provisions under this Agreement; and

(b) together with any prepayment of Term Loans, the Borrower shall pay to the Term Loan Facility Agent, for the account of the Term Lenders which made any Term Loan being prepaid, the sum of the following amounts:

(i) the principal of, and accrued but unpaid interest on, the Term Loans to be prepaid;

(ii) any additional amounts required to be paid under Section 4.05 (Breakage), which payment shall be made within the time period after the applicable prepayment as is permitted under the Common Terms Agreement; and

(iii) any other Term Loan Obligations required to be paid to the respective Term Lenders in connection with any prepayment under the Finance Documents.

Amounts prepaid pursuant to Section 3.09 (Voluntary Prepayment) and Section 3.10 (Mandatory Prepayment) shall not be reborrowed.

Section 3.09 Voluntary Prepayment.

(a) The Borrower may, in accordance with Section 3.5 (Voluntary Prepayments) of the Common Terms Agreement, upon prior written notice to the Term Loan Facility Agent as required by this Section 3.09 (Voluntary Prepayment), prepay in whole or in part amounts outstanding under the Term Loan Facility Agreement. Notice of such prepayment may be delivered by the Borrower by telephone but shall be confirmed by telecopy or electronic mail,

(i) in the case of prepayment of a Term SOFR Loan, not later than 12:00 noon, New York City time, three Business Days prior to the date of prepayment, and

(ii) in the case of a prepayment of a Base Rate Loan, not later than 12:00 noon, New York City time, one Business Day prior to the date of prepayment.

Such notice may be conditional and subject to revocation as set forth in Section 3.5(b) (Voluntary Prepayments) of the Common Terms Agreement. If any such notice is revoked in accordance with Section 3.5(b) (Voluntary Prepayments) of the Common Terms Agreement, the Borrower shall pay any Breakage Costs incurred by any Term Lender as a result of such notice and revocation, as set forth in Section 3.5(b) (Voluntary Prepayments) of the Common Terms Agreement.

(b) Except as set forth in Section 3.5(b) (Voluntary Prepayments) of the Common Terms Agreement, after the Borrower has delivered a notice of voluntary prepayment in accordance with Section 3.09(a) (Voluntary Prepayment) above, the prepayment date specified in the notice shall be deemed the due date for the principal amount (and the interest thereon) to be paid thereunder and should the Borrower fail to pay any such principal amount and/or interest and/or prepayment premium (if any, in accordance with Section 3.06 (Post-Maturity Interest Rates; Default Interest Rates) of the Common Terms Agreement) due on such date, the Borrower shall pay interest on such overdue amounts in accordance with Section 3.05 (Post-Maturity Interest Rates; Default Interest Rates).

Section 3.10 Mandatory Prepayment. (a) The Borrower shall prepay the Term Loans as and when required under Section 3.4 (Mandatory Prepayments) of the Common Terms Agreement.

(b) Application of Prepayments of Loans to Base Rate Loans and Term SOFR Loans. Any prepayment of Term Loans of a Term Lender pursuant to this Section 3.10 (Mandatory Prepayment) shall be applied first to such Term Lender’s Base Rate Loans to the full extent thereof and second to such Term Lender’s Term SOFR Loans.

Section 3.11 Time and Place of Payments. (a) The Borrower shall make each payment (including any payment of principal of or interest on any Term Loan or any Fees or other Term Loan Obligations) hereunder without set-off, deduction or counterclaim not later than 12:00 noon, New York City time (except in the case of payments permitted under Section 2.01(d) (Term Loans) above, which may be made in accordance with the timing provided in Section 2.04(a) (Funding)), on the date when due in Dollars and, in immediately available funds, to the Term Loan Facility Agent at the account set forth in Schedule 3.11 (Term Loan Facility Agent Account Details) or at such other office or account as may from time to time be specified by the Term Loan Facility Agent to the Borrower. Funds received after 12:00 noon, New York City time, shall be deemed to have been received by the Term Loan Facility Agent on the next succeeding Business Day.

(b) The Term Loan Facility Agent shall promptly remit in immediately available funds to each Term Loan Facility Secured Party its share, if any, of any payments received by the Term Loan Facility Agent for the account of such Term Loan Facility Secured Party.

(c) Whenever any payment (including any payment of principal of or interest on any Term Loan or any Fees or other Term Loan Obligations) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall (except as otherwise required by the proviso to the definition of “Interest Period” with respect to Term SOFR Loans and in the case of the Term Loan Final Maturity Date, in which case the due date for payment shall be the immediately preceding Business Day) be made on the immediately succeeding Business Day, and such increase of time shall in such case be included in the computation of interest or Fees, if applicable.

Section 3.12 Borrowings and Payments Generally. (a) Unless the Term Loan Facility Agent has received notice from the Borrower prior to the date on which any payment is due to the Term Loan Facility Agent for the account of the Term Lenders hereunder that the Borrower will not make such payment, the Term Loan Facility Agent may assume that the Borrower has made such payment on such date in accordance with this Agreement and may, in reliance upon such assumption, distribute to the Term Lenders the amount due. If the Borrower has not in fact made such payment, then each of the Term Lenders severally agrees to repay to the Term Loan Facility Agent forthwith on demand the amount so distributed to such Term Lender in immediately available funds with interest thereon, for each day from (and including) the date such amount is distributed to it to (but excluding) the date of payment to the Term Loan Facility Agent, at the Federal Funds Rate. A notice of the Term Loan Facility Agent to any Term Lender with respect to any amount owing under this Section 3.12 (Borrowings and Payments Generally) shall be conclusive, absent manifest error.

(b) Nothing herein shall be deemed to obligate any Term Lender to obtain funds for any Term Loan in any particular place or manner or to constitute a representation by any Term Lender that it has obtained or will obtain funds for any Term Loan in any particular place or manner.

Section 3.13 Fees. (a) From and including the Stage 3 Closing Date until the end of the Availability Period, but subject to Article XI (Cashless Settlement) hereof, the Borrower agrees to pay to the Term Loan Facility Agent, for the account of the Term Lenders, on each CTA Payment Date beginning on the earlier of (i) the first CTA Payment Date that is also an Interest Payment Date or (ii) with respect to any Term Lender, the date on which such Term Lender’s Term Loan Facility Debt Commitments are terminated (solely to the extent of such terminated Term Loan Facility Debt Commitments), a commitment fee (a “Commitment Fee”) at a rate per annum equal to 35% of the Applicable Margin applicable to Term SOFR Loans on the average daily amount by which the Term Loan Facility Debt Commitments exceed the aggregate outstanding principal amount of the Term Loans made during the relevant fiscal quarter (or portion thereof) then ended; provided that all Commitment Fees shall be payable in arrears and computed on the basis of the actual number of days elapsed in a year of 365 days, as prorated for any partial quarter, as applicable.

(b) The Borrower agrees to pay or cause to be paid to the Term Loan Facility Agent for the account of the Term Lenders and the Term Loan Facility Agent, additional fees in the amounts and at the times from time to time agreed to by the Borrower and the Term Loan Facility Agent, including pursuant to each fee letter with a Joint Lead Arranger and any other fee letters entered into by the Borrower with any of the Term Lenders from time to time in respect of the Term Loan Facility Agreement.

(c) All Fees shall be paid on the dates due in immediately available funds. Once paid, none of the Fees shall be refundable under any circumstances.

Section 3.14 Pro Rata Treatment. (a) The portion of any Term Loan Borrowing shall be allocated by the Term Loan Facility Agent among the Term Lenders such that, following each Term Loan Borrowing, the ratio of each Term Lender’s outstanding Term Loan Facility Debt Commitment to the outstanding Aggregate Term Loan Facility Debt Commitments is equal to the Term Loan Facility Debt Commitment Percentage.

(b) Except as otherwise provided in Section 4.01 (SOFR Lending Unlawful), each reduction of commitments, pursuant to Section 2.05 (Termination or Reduction of Commitments) or otherwise, shall be allocated by the Term Loan Facility Agent pro rata among the Term Lenders in accordance with, and subject to the exceptions in, Section 3.8 (Reductions and Cancellations of Facility Debt Commitments) of the Common Terms Agreement.

(c) Except as otherwise required under Section 3.7 (Pro Rata Payment) of the Common Terms Agreement and Section 3.09 (Voluntary Prepayment), Section 3.10 (Mandatory Prepayment) or Article IV (SOFR and Tax Provisions), (i) each payment or prepayment of principal of the Term Loans shall be allocated by the Term Loan Facility Agent to repay any outstanding Term Loans on a pro rata basis among the Term Lenders in accordance with the respective principal amounts of their outstanding Term Loans and, in the case of prepayments, in inverse order of maturity as set forth in Sections 3.4(d) (Mandatory Prepayments) and 3.5(d) (Voluntary Prepaymments) of the Common Terms Agreement, as applicable, (ii) each payment of interest on the Term Loans shall be allocated by the Term Loan Facility Agent pro rata among the Term Lenders in accordance with the respective interest amounts outstanding on their Term Loans and (iii) each payment of the Commitment Fee shall be allocated by the Term Loan Facility Agent pro rata among the Term Lenders in accordance with their respective Term Loan Facility Debt Commitments.

Section 3.15 Sharing of Payments. (a) If any Term Lender obtains any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Term Loan (other than pursuant to the terms of Article IV (SOFR and Tax Provisions) or Section 3.14 (Pro Rata Treatment)) in excess of its pro rata share of payments then or therewith obtained by all Term Lenders holding Term Loans of such type, such Term Lender shall purchase from the other Term Lenders (for cash at face value) such participations in Term Loans of such type made by them as shall be necessary to cause such purchasing Term Lender to share the excess payment or other recovery ratably with each of them; provided, however, that, if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Term Lender, the purchase shall be rescinded and each Term Lender that has sold a participation to the purchasing Term Lender shall repay to the purchasing Term Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Term Lender’s ratable share (according to the proportion of (x) the amount of such selling Term Lender’s required repayment to the purchasing Term Lender to (y) the total amount so recovered from the purchasing Term Lender) of any interest or other amount paid or payable by the purchasing Term Lender in respect of the total amount so recovered. The Borrower agrees that any Term Lender so purchasing a participation from another Term Lender pursuant to this Section 3.15 (Sharing of Payments) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 12.13 (Right of Set-off)) with respect to such participation as fully as if such Term Lender were the direct creditor of the Borrower in the amount of such participation. The provisions of this Section shall not be construed to apply to any payment by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by any Term Lender as consideration for the assignment or sale of a participation in any of its Term Loans.

(b) If under any applicable bankruptcy, insolvency or other similar law, any Term Lender receives a secured claim in lieu of a setoff to which this Section 3.15 (Sharing of Payments) applies, such Term Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Term Lenders entitled under this Section 3.15 (Sharing of Payments) to share in the benefits of any recovery on such secured claim.

ARTICLE IV

SOFR AND TAX PROVISIONS

Section 4.01 SOFR Lending Unlawful. In the event that it becomes unlawful or, by reason of a Change in Law, any Term Lender is unable to honor its obligation to make or maintain Term SOFR Loans, then such Term Lender will promptly notify the Term Loan Facility Agent and the Borrower of such event (with a copy to the Intercreditor Agent) and such Term Lender’s obligation to make or to continue Term SOFR Loans, or to convert Base Rate Loans into Term SOFR Loans, as the case may be, shall be suspended until such time as such Term Lender may again make and maintain Term SOFR Loans. During such period of suspension, the Term Loans that would otherwise be made by such Term Lender as Term SOFR Loans shall be made instead by such Term Lender as Base Rate Loans and each Term SOFR Loan made by such Term Lender and outstanding will automatically, on the last day of the then existing Interest Period therefor if such Term Loan may lawfully remain outstanding until the end of such Interest Period, and otherwise immediately, convert into a Base Rate Loan. At the Borrower’s request, each Term Lender shall use reasonable efforts, including using reasonable efforts to designate a different lending office for funding or booking its Term Loans or to assign its rights and obligations under the Finance Documents to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Term Lender, such designation or assignment (i) would eliminate or avoid such illegality and (ii) would not subject such Term Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Term Lender. The Borrower shall pay all reasonable costs and expenses incurred by any Term Lender in connection with any such designation or assignments.

Section 4.02 Inability to Determine Term SOFR.

Except as provided in Section 23.25 (Permanent Discontinuation of Term SOFR) of the Common Terms Agreement, if prior to the commencement of any Interest Period for a Term SOFR Loan:

(a) the Term Loan Facility Agent reasonably determines that adequate and reasonable means do not exist for ascertaining Adjusted Term SOFR or Term SOFR for such Interest Period; or

(b) the Term Loan Facility Agent is advised by the Required Term Lenders that such Required Term Lenders have reasonably determined that Adjusted Term SOFR or Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Term Lenders of making or maintaining their Term SOFR Loans for such Interest Period;

then the Term Loan Facility Agent shall give notice thereof to the Borrower and the Term Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Term Loan Facility Agent notifies the Borrower and the Term Lenders that the circumstances giving rise to such notice no longer exist (which notice of subsequent change in circumstances shall be given as promptly as practicable), (i) any Interest Period Notice that requests the conversion of any Term Loan to, or continuation of any Term Loan as, a Term SOFR Loan shall be ineffective and such Term Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto, and (ii) if any Disbursement Request requests a Term SOFR Loan, such Term Loan shall be made as a Base Rate Loan. The Term Loan Facility Agent shall promptly give notice to the Borrower, the Term Lenders and the Intercreditor Agent when the circumstances that gave rise to such notice no longer exist and, in such event, any outstanding Base Rate Loans may be converted, on the last day of the then current Interest Period, to Term SOFR Loans.

Section 4.03 Increased Costs. (a) If any Term Lender incurs additional costs or suffers a reduction, in each case, as described in Section 22.1(a) (Increased Costs) of the Common Terms Agreement, the Borrower shall compensate such Term Lender in accordance with Section 22.1(a) (Increased Costs) of the Common Terms Agreement (except to the extent the Borrower is excused from payment pursuant to Section 4.04 (Obligation to Mitigate)). In determining the amount of such compensation, such Term Lender may, subject to Section 22.1(e) (Increased Costs) of the Common Terms Agreement, use any method of averaging and attribution that it (in its sole discretion) shall deem appropriate.

(b) If any Term Lender or Term Lender’s holding company has or would suffer a reduced rate of return as described in Section 22.1(b) (Increased Costs) of the Common Terms Agreement, the Borrower shall compensate such Term Lender or (without duplication) such Term Lender’s holding company in accordance with Section 22.1(b) (Increased Costs) of the Common Terms Agreement (except to the extent the Borrower is excused from payment pursuant to Section 4.04 (Obligation to Mitigate)).

(c) To claim any amount under this Section 4.03 (Increased Costs), the Term Loan Facility Agent or a Term Lender, as applicable, shall promptly deliver a certificate in accordance with Section 22.1(c) (Increased Costs) of the Common Terms Agreement (with a copy to the Term Loan Facility Agent, if delivered by a Term Lender). The Borrower shall pay the Term Loan Facility Agent or Term Lender, as applicable, in accordance with Section 22.1(c) (Increased Costs) of the Common Terms Agreement.

(d) Promptly after the Term Loan Facility Agent or Term Lender, as applicable, has determined that it will make a request for increased compensation pursuant to this Section 4.03 (Increased Costs), such Person shall notify the Borrower thereof (with a copy to the Term Loan Facility Agent and the Intercreditor Agent). Failure or delay on the part of the Term Loan Facility Agent or Term Lender to demand compensation pursuant to this Section 4.03 (Increased Costs) shall not constitute a waiver of such Person’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Person pursuant to this Section 4.03 (Increased Costs) for any increased costs or reductions outside of the period referred to in Section 22.1(d) (Increased Costs) of the Common Terms Agreement.

(e) Notwithstanding any other provision in this Agreement, no Term Lender shall demand compensation pursuant to this Section 4.03 (Increased Costs) in the circumstances described in Section 22.1(e) (Increased Costs) of the Common Terms Agreement.

Section 4.04 Obligation to Mitigate. (a) If any Term Lender requests compensation under Section 4.03 (Increased Costs), or if the Borrower is required to pay any additional amount to any Term Lender or any Governmental Authority for the account of any Term Lender pursuant to Section 4.06 (Taxes), then such Term Lender shall have an obligation to mitigate such compensation in accordance with Section 19.5(a) (Mitigation Obligations; Replacement of Lenders) of the Common Terms Agreement.

(b) The Borrower may require a Term Lender to assign and delegate (in accordance with and subject to the restrictions contained in Section 12.04 (Assignments)) its interests, rights and obligations under this Agreement and the related Finance Documents in accordance with Section 19.5(c) (Mitigation Obligations; Replacement of Lenders) of the Common Terms Agreement. Nothing in this Section shall be deemed to prejudice any rights that the Borrower, the Term Loan Facility Agent or any Term Lender may have against any Term Lender that is a Defaulting Lender.

Section 4.05 Breakage. In the event of (a) the payment of any principal of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or a voluntary or mandatory prepayment of Loans), (b) the conversion of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 4.04 (Obligation to Mitigate), then, in any such event (a “Breakage Event”), the Borrower shall compensate each Lender for the Breakage Costs attributable to such event. Such Breakage Costs shall be determined by the Term Loan Facility Agent based upon the information delivered to it by such Lender. To claim any amount under this Section 4.05 (Breakage), the Term Loan Facility Agent shall promptly deliver to the Borrower a certificate setting forth in reasonable detail any amount or amounts that the applicable Term Lender is entitled to receive pursuant to this amount under this Section 4.05 (Breakage) (including calculations, in reasonable detail, showing how the Term Loan Facility Agent computed such amount or amounts), which certificate shall be based upon the information delivered to the Term Loan Facility Agent by such Term Lender. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 4.06 Taxes. Any and all payments on account of any Term Loan Obligations shall be made in accordance with the provisions of Article 21 (Tax Gross-up and Indemnities) of the Common Terms Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01 Incorporation of Common Terms Agreement. The representations and warranties of the Loan Parties set forth in Article 5 (Representations and Warranties of the Loan Parties) of the Common Terms Agreement have been made, and will be made, to and for the benefit of each of the Term Lenders and shall apply mutatis mutandis to this Agreement as if fully set forth in this Article V.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Conditions to Stage 3 Closing. (a) The occurrence of the Stage 3 Closing and the effectiveness of the Term Lenders’ Term Loan Facility Debt Commitments are subject to the delivery by the Intercreditor Agent of the Closing Notice in accordance with Section 4.5 (Satisfaction of Conditions) of the Common Terms Agreement. Each of the conditions precedent set forth in Section 4.1 (Conditions to Stage 3 Closing) of the Common Terms Agreement is incorporated by reference and shall apply mutatis mutandis to this Agreement as if fully set forth in this Section 6.01 (Conditions to Stage 3 Closing).

(b) Promptly upon receipt by the Term Loan Facility Agent from the Intercreditor Agent of the Closing Conditions Certificate from the Borrower, it shall deliver a copy of such notice to each Term Lender. Each Term Lender shall deliver confirmation of receipt of the Closing Conditions Certificate as soon as reasonably practicable to the Term Loan Facility Agent. Following receipt by the Term Loan Facility Agent of the necessary confirmations of receipt from the Term Lenders, the Term Loan Facility Agent shall deliver to the Intercreditor Agent as soon as reasonably practicable a countersigned Closing Conditions Certificate.

Section 6.02 [Reserved].

Section 6.03 Conditions to Term Loan Advances. The obligation of each Term Lender to make available any Advance of Term Loans will be subject to the satisfaction (or waiver by the Term Loan Facility Agent acting on the instruction of the Required Term Lenders) of the following (and no other) common conditions precedent:

(a) Disbursement Request. Receipt of a Disbursement Request in the form of Exhibit E, which includes:

(i) a certification by the Borrower that the requested Advance is for an amount that does not exceed the Project Costs reasonably expected to be due or incurred within the next 60 days succeeding the date of the proposed Advance;

(ii) a certification from the Borrower:

(A) that the Term Loan Facility Debt Commitments, funds in the Construction Account and in the Equity Proceeds Account and projected contracted Cash Flow under the Qualifying LNG SPAs are reasonably expected to be sufficient to achieve the Stage 3 Completion Date by the Stage 3 Date Certain;

(B) that the Borrower reasonably believes that the Stage 3 Completion Date shall occur on or prior to the Stage 3 Date Certain; and

(C) that each of the conditions in clauses (b) (Representations and Warranties), (c) (Absence of Default) and (d) (Collateral) below have been met;

(b) Representations and Warranties. Each of the Repeated Representations made by each Loan Party is true and correct in all material respects, except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects, as to such Loan Party on and as of the date of such Advance as if made on and as of such date (or, if stated to have been made solely as of an earlier date, as of such earlier date);

(c) Absence of Default. No Unmatured Loan Facility Event of Default or Loan Facility Event of Default has occurred and is Continuing on such date;

(d) Collateral. The Collateral is subject to a perfected first priority Lien (subject to Permitted Liens) under the Security Documents;

(e) Notice to Proceed. In the case of the Initial Advance only, issuance by the Borrower of a full notice to proceed in accordance with the EPC Contract (Stage 3);

(f) Fees; Expenses. In the case of the Initial Advance, payment of, or issuance of irrevocable instructions from the Borrower to the Account Bank for payment out of the applicable Account of the Borrower or the Term Loan Facility Agent for payment out of the proceeds of the Initial Advance, as applicable, to pay all fees and expenses that are then due and payable to the Intercreditor Agent, the Security Trustee, the Term Loan Facility Agent, each of the Term Lenders, legal counsel and the Consultants as of the date of the Initial Advance, in each case in respect of which reasonably detailed invoices have been presented to the Borrower at least three Business Days prior to the Stage 3 Closing Date; and

(g) No Force Majeure. In the case of the Initial Advance only, to the knowledge of the Loan Parties, no event of force majeure (as defined in the applicable Material Project Agreement) shall have occurred and be continuing under any Material Project Agreement the consequences of which could reasonably be expected to have a Material Adverse Effect.

Section 6.04 Satisfaction of Conditions.

(a) In relation to the Initial Advance, if each of the conditions precedent set forth in Section 6.03 (Conditions to Term Loan Advances) has been satisfied or waived, (A) the Borrower shall deliver a certificate to the Term Loan Facility Agent to such effect (such certificate the (“Initial Advance Certificate”), (B) the Term Loan Facility Agent shall deliver the Initial Advance Certificate to each of the Term Lenders and (C) unless a separate instrument effecting any such waiver has been signed by each of the relevant Parties, the Term Loan Facility Agent shall countersign the Initial Advance Certificate and deliver the same to the Borrower and the Term Loan Lenders, solely for the purpose of acknowledging receipt of the Initial Advance Certificate and confirming such waivers (if any) (such countersigned Initial Advance Certificate, or such Initial Advance Certificate together with the Term Loan Facility Agent’s written confirmation of receipt thereof, is collectively referred to as the “Initial Advance Notice”). The obligation of each Term Lender to make the Initial Advance shall be subject to the Term Loan Facility Agent’s delivery of the Initial Advance Notice to the Borrower and each Term Lender prior to or concurrently with the making of such Initial Advance.

(b) The obligation of each Term Lender to make any Advance (including the Initial Advance) shall be subject to the satisfaction (or waiver by the Term Loan Facility Agent acting on the instruction of the Required Term Lenders; provided that in the case of the Initial Advance the Term Loan Facility Agent shall be acting on the instruction of each of the Term Lenders and; provided further that the provisions of Section 12.01(a)(iv) (Decisions; Amendments, Etc.) below shall apply to each such vote by Required Term Lenders and each of the Term Lenders, as the case may be), prior to the making of such Advance, of each of the conditions precedent set forth in Section 6.03 (Conditions to Term Loan Advances).

ARTICLE VII

COVENANTS

Section 7.01 Covenants. The covenants of the Loan Parties set forth in Article 12 (Loan Party Covenants) of the Common Terms Agreement have been made to and for the benefit of each of the Term Lenders and shall apply mutatis mutandis to this Agreement as if fully set forth in this Article VII.

ARTICLE VIII

DEFAULT AND ENFORCEMENT

Section 8.01 Events of Default. The occurrence of any Loan Facility Event of Default under the Common Terms Agreement shall constitute an event of default under this Agreement, subject to all of the relevant provisions of the Common Terms Agreement.

Section 8.02 Acceleration Upon Bankruptcy. If any Loan Facility Event of Default described in Section 15.1(d) (Loan Facility Events of Default – Bankruptcy) of the Common Terms Agreement occurs, all outstanding Term Loan Facility Debt Commitments, if any, shall automatically terminate and the outstanding principal amount of the outstanding Term Loans and all other Term Loan Obligations shall automatically be and become immediately due and payable, in each case without notice, demand or further act of the Term Loan Facility Agent, the Term Lenders, the Intercreditor Agent, the Security Trustee or any other Term Loan Facility Secured Party in accordance with Section 16.1(b) (Facility Lender Remedies for Loan Facility Declared Events of Default – Initiating Percentage for Enforcement Action with Respect to Collateral) of the Common Terms Agreement.

Section 8.03 Action Upon Event of Default. (a) If any Loan Facility Event of Default under the Common Terms Agreement or this Agreement occurs and is Continuing, the Term Lenders may, by decision of the Required Term Lenders (i) instruct the Term Loan Facility Agent, as Senior Creditor Group Representative for the Term Lenders, to further instruct the Intercreditor Agent to declare that a Loan Facility Declared Default has occurred under this Agreement in accordance with Section 15.2(a) (Declaration of Loan Facility Declared Default) of the Common Terms Agreement and (ii) thereafter, subject to the Intercreditor Agreement and the Common Security and Account Agreement, exercise, or instruct the Intercreditor Agent to exercise, any Enforcement Action provided under Section 16.1 (Facility Lender Remedies for Loan Facility Declared Events of Default) of the Common Terms Agreement, each of which is incorporated by reference and shall apply mutatis mutandis to this Section 8.03 (Action Upon Event of Default) as if fully set forth herein; provided that nothing herein shall, upon the occurrence of a Loan Facility Event of Default under Section 15.1(d) (Loan Facility Events of Default – Bankruptcy) of the Common Terms Agreement, require any certification, declaration or other notice prior to the deemed declaration of such Loan Facility Declared Default or the acceleration of the Term Loans in connection with the occurrence thereof as provided under Section 16.1(b) (Facility Lender Remedies for Loan Facility Declared Events of Default – Initiating Percentage for Enforcement Action with Respect to Collateral) of the Common Terms Agreement.

(b) Subject to Section 10.5 (Certain Agreements with Respect to Bankruptcy) of the Common Security and Account Agreement, following commencement of any Bankruptcy Proceeding by or against the Loan Parties or Holdco, any Term Lender may: (1) file a claim or statement of interest with respect to (and to the extent of) the Senior Debt Obligations (if any) owed by such person to such Term Lender in accordance with the Finance Documents, (2) vote on any plan of reorganization and (3) make other filings, arguments, objections and motions in connection with such Bankruptcy Proceeding, in each case in accordance with the terms of the Finance Documents (other than any requirement for an intercreditor vote to take such action).

(c) Any termination and acceleration made pursuant to this Section 8.03 (Action Upon Event of Default) and Section 16.1(a)(ii) (Facility Lender Remedies for Loan Facility Declared Events of Default – Enforcement Action) of the Common Terms Agreement may, should the Required Term Lenders in their sole and absolute discretion so elect, be rescinded by written notice to the Borrower at any time after the principal of the Term Loans has become due and payable, but before any judgment or decree for the payment of the monies so due, or any part thereof, has been entered; provided that, no such rescission or annulment shall extend to or affect any subsequent Loan Facility Event of Default or impair any right consequent thereon.

(d) An event of default under this Term Loan Facility Agreement shall be deemed to be declared, in respect of any Loan Facility Event of Default referred to in Section 15.1(d) (Loan Facility Events of Default – Bankruptcy) of the Common Terms Agreement, immediately and automatically upon its occurrence, without the requirement for any certification, declaration or other notice from an Term Lender or the Intercreditor Agent or any Senior Creditor in accordance with Section 15.2(a) (Declaration of Loan Facility Declared Default) of the Common Terms Agreement.

(e) Promptly after any Term Lender obtains knowledge of any Loan Facility Event of Default, such Term Lender shall notify the Term Loan Facility Agent in writing of such Loan Facility Event of Default, which notice shall describe such Loan Facility Event of Default in reasonable detail (including the date of occurrence of the same), specifically refer to this Section 8.03(e) (Action Upon Event of Default) and indicate that such notice is a notice of default.

Section 8.04 Application of Proceeds. Subject to the terms of the Intercreditor Agreement, any moneys received by the Term Loan Facility Agent from the Security Trustee after the occurrence and during the continuance of a Loan Facility Event of Default and the period during which remedies have been initiated shall be applied in full or in part by the Term Loan Facility Agent against the Term Loan Obligations in accordance with Section 6.7(b) (Enforcement Proceeds Account) of the Common Security and Account Agreement (but without prejudice to the right of the Term Lenders, subject to the terms of the Intercreditor Agreement, to recover any shortfall from the Borrower).

ARTICLE IX

DEFAULTING LENDERS

Section 9.01 Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Term Lender becomes a Defaulting Lender, then, until such time as such Term Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Term Lenders.

(b) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Term Loan Facility Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8.01 (Events of Default) or otherwise) or received by the Term Loan Facility Agent from a Defaulting Lender pursuant to Section 12.13 (Right of Set-Off) shall be applied at such time or times as may be determined by the Term Loan Facility Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Term Loan Facility Agent hereunder; second, as the Borrower may request (so long as no Unmatured Loan Facility Event of Default or Loan Facility Event of Default exists), to the funding of any Term Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Term Loan Facility Agent; third, if so determined by the Term Loan Facility Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Term Loans under this Agreement; fourth, to the payment of any amounts owing to the Term Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Term Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Unmatured Loan Facility Event of Default or Loan Facility Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Term Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Term Loans were made or were issued at a time when the conditions set forth in Section 6.03 (Conditions to Term Loan Advances) were satisfied or waived, such payment shall be applied solely to pay the Term Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Term Loans of such Defaulting Lender until such time as all Term Loans are held by the Term Lenders pro rata in accordance with the Term Loan Facility Debt Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 9.01(b) (Defaulting Lender Adjustments) shall be deemed paid to and redirected by such Defaulting Lender, and each Term Lender irrevocably consents hereto.

(c) Certain Fees. No Defaulting Lender shall be entitled to receive any Fees for any period during which that Term Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

Section 9.02 Defaulting Lender Cure. If the Borrower and the Term Loan Facility Agent agree in writing that a Term Lender is no longer a Defaulting Lender, the Term Loan Facility Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Term Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Term Lenders or take such other actions as the Term Loan Facility Agent may determine to be necessary to cause the Loans to be held pro rata by the Term Lenders in accordance with the Term Loan Facility Debt Commitments~~)~~, whereupon such Term Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Term Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Term Lender will constitute a waiver or release of any claim of any party hereunder arising from that Term Lender’s having been a Defaulting Lender.

ARTICLE X

THE TERM LOAN FACILITY AGENT

Section 10.01 Appointment and Authority.

(a) Each of the Term Lenders hereby appoints, designates and authorizes Société Générale as its Term Loan Facility Agent under and for purposes of each Finance Document to which the Term Loan Facility Agent is a party, and in its capacity as the Term Loan Facility Agent, to act on its behalf as Senior Creditor Group Representative and the Designated Voting Party (as defined in the Intercreditor Agreement) for the Term Lenders. Société Générale hereby accepts this appointment and agrees to act as the Term Loan Facility Agent for the Term Lenders in accordance with the terms of this Agreement. Each of the Term Lenders hereby appoints and authorizes the Term Loan Facility Agent to execute and enter into each of the Common Terms Agreement, Intercreditor Agreement and Common Security and Account Agreement on behalf of each Term Lender, in its name, place and stead, to bind it to the representations, warranties, terms and conditions contained therein and to act on behalf of such Term Lender under each Finance Document to which it is a party and in the absence of other written instructions from the Required Term Lenders received from time to time by the Term Loan Facility Agent (with respect to which the Term Loan Facility Agent agrees that it will comply, except as otherwise provided in this Section 10.01 (Appointment and Authority) or as otherwise advised by counsel, and subject in all cases to the terms of the Intercreditor Agreement), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Term Loan Facility Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Where the Term Loan Facility Agent is required or permitted to act under this Agreement or under any other Finance Document, the Term Loan Facility Agent shall, notwithstanding anything herein or therein to the contrary, (i) be entitled to request instruction or direction in respect of any such rights, powers and discretions or clarification of any written instruction received by it, as to whether, and in what manner, it should exercise or refrain from exercising its rights, powers and discretions and (ii) unless the terms of the agreement unambiguously mandate the action, may refrain from acting (and will incur no liability in refraining to act) until that direction, instruction or clarification is received by it from the relevant parties or from a court of competent jurisdiction. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Term Loan Facility Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Government Rule. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Except to the extent that the Term Loan Facility Agent is acting on express instructions, the Term Loan Facility Agent shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs (taking into account the interests of all the Term Lenders benefiting from this Agreement). Nothing in this Agreement or any other Finance Document shall, in any case in which the Term Loan Facility Agent has failed to show such degree of care and skill, exempt the Term Loan Facility Agent from or indemnify it against any liability arising out of its own gross negligence, fraud or willful misconduct in relation to its duties under this Agreement or any other Finance Document as determined by a court of competent jurisdiction in a final non-appealable judgment.

(c) The Term Loan Facility Agent may not begin any legal action or proceeding in the name of a Term Lender, except as specifically permitted under the terms of this Agreement or the other Finance Documents.

(d) The provisions of this Article X are solely for the benefit of the Term Loan Facility Agent and the Term Lenders, and neither the Borrower nor any other Person shall have rights as a third party beneficiary of any of such provisions other than the Borrower’s rights under Section 10.08(a) and (b) (Resignation or Removal of Term Loan Facility Agent).

Section 10.02 Rights as a Facility Lender or Hedging Bank. Each Person serving as the Term Loan Facility Agent hereunder or under any other Finance Document shall have the same rights and powers in its capacity as a Facility Lender or Hedging Bank, as the case may be, as any other Facility Lender or Hedging Bank, as the case may be, and may exercise the same as though it were not the Term Loan Facility Agent. Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or Affiliates of the Borrower as if such Person were not the Term Loan Facility Agent hereunder and without any duty to account therefor to the Term Lenders.

Section 10.03 Exculpatory Provisions. (a) The Term Loan Facility Agent shall not have any duties or obligations except those expressly set forth herein and in the other Finance Documents. Without limiting the generality of the foregoing, the Term Loan Facility Agent shall not:

(i) be subject to any fiduciary or other implied duties (except for an implied covenant of good faith), regardless of whether a Loan Facility Event of Default or Unmatured Loan Facility Event of Default has occurred and is Continuing;

(ii) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Finance Documents that the Term Loan Facility Agent is required to exercise as directed in writing by the Required Term Lenders (or such other number or percentage of the Term Lenders as shall be expressly provided for herein or in the other Finance Documents); provided that the Term Loan Facility Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Term Loan Facility Agent to liability or that is contrary to any Finance Document or applicable Government Rule; or

(iii) except as expressly set forth herein and in the other Finance Documents, have any duty to disclose, nor shall the Term Loan Facility Agent be liable for any failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Term Loan Facility Agent or any of its Affiliates in any capacity.

(b) The Term Loan Facility Agent shall not be liable for any action taken or not taken by it (i) with the prior written consent or at the request of the Required Term Lenders (or such other number or percentage of the Term Lenders as may be necessary, or as the Term Loan Facility Agent may believe in good faith to be necessary, under the circumstances as provided in Section 12.01 (Decisions; Amendments, Etc.)) or (ii) in the absence of its own gross negligence, fraud or willful misconduct. The Term Loan Facility Agent shall not be deemed to have knowledge or notice of the occurrence of any Loan Facility Event of Default unless the Term Loan Facility Agent has received a written notice in accordance with Section 8.03(d) (Action Upon

Event of Default) or with Section 2.4(d) (Defaults) of the Intercreditor Agreement or from the Intercreditor Agent, the Loan Parties, Holdco or a Senior Creditor Group Representative referring to this Term Loan Facility Agreement, describing events or actions constituting a Loan Facility Event of Default and indicating that such notice is a notice of default. If the Term Loan Facility Agent receives such a notice of the occurrence of any Loan Facility Event of Default, the Term Loan Facility Agent shall give notice thereof to the Term Lenders and the Intercreditor Agent. Subject to Article 16 (Common Remedies and Enforcement) of the Common Terms Agreement, the Term Loan Facility Agent shall take such action with respect to such Loan Facility Event of Default as is provided in Article VIII (Default and Enforcement).

(c) The Term Loan Facility Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Finance Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence or Continuance of any Loan Facility Event of Default or Unmatured Loan Facility Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Finance Document or any other agreement, instrument or document, or the perfection or priority of any Lien or security interest created or purported to be created by any Security Document, (v) the nature or sufficiency of any payment received by the Term Loan Facility Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, or (vi) the satisfaction of any condition set forth in Article VI (Conditions Precedent) or elsewhere herein, other than to confirm receipt of any items expressly required to be delivered to the Term Loan Facility Agent, except those irregularities or errors of which the Term Loan Facility Agent has actual knowledge, and provided that nothing herein shall constitute a waiver by any Loan Party or any Term Lender of any of their rights against the Term Loan Facility Agent as a result of its gross negligence, fraud or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment. If any remittance or communication received by the Term Loan Facility Agent appears manifestly erroneous or irregular to the Term Loan Facility Agent, it shall be under a duty to make prompt inquiry to the Person originating such remittance or communication in order to determine whether a clerical error or inadvertent mistake has occurred.

(d) The Term Loan Facility Agent shall not be liable to the Loan Parties for any breach by any Term Lender of this Agreement or any other Finance Document (other than by the Facility Agent’s own gross negligence, willful misconduct or fraud as determined by a court of competent jurisdiction in a final and nonappealable judgment) or be liable to any Term Lender for any breach by any Loan Party of this Agreement or any other Finance Document.

Section 10.04 Benchmark Exculpation. The interest rate on any Term Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 23.25 (Permanent Discontinuation of Term SOFR) of the Common Terms Agreement provides a mechanism for determining an alternative rate of interest. The Term Loan Facility Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Term Loan Facility Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Loan Parties. The Term Loan Facility Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Loan Parties, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 10.05 Reliance by Term Facility Agent. (a) The Term Loan Facility Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Term Loan Facility Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Term Loan that by its terms must be fulfilled to the satisfaction of each Term Lender or the Required Term Lenders, the Term Loan Facility Agent may presume that such condition is satisfactory to such Term Lender or the Required Term Lenders, as the case may be, unless the Term Loan Facility Agent has received notice to the contrary from such Facility Lender or the Intercreditor Agent prior to the making of such Term Loan. The Term Loan Facility Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Term Loan Facility Agent shall not be responsible for the negligence or misconduct of any legal counsel, independent accountants and other experts selected by it in good faith, and shall not be required to make any investigation as to the accuracy or sufficiency of any such advice or services; provided that nothing herein shall constitute a waiver by the Loan Parties or the Term Lenders of any of their rights against (A) the Term Loan Facility Agent as a result of its gross negligence, fraud or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or (B) such counsel, accountants or other experts.

(b) Each Loan Party and each Term Lender shall deliver to the Term Loan Facility Agent (or, in the case of the Loan Parties, deliver to the Intercreditor Agent for delivery to each Facility Agent) a list of authorized signatories, together, in the case of the Loan Parties, with a certificate of an officer of such party certifying the names and true signatures of such authorized signatories who are authorized to sign any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, agreement or other document or communication furnished to the Term Loan Facility Agent hereunder or under the other Finance Documents and the Term Loan Facility Agent shall be entitled to rely conclusively on such list until a new list is furnished by a Loan Party or a Term Lender, as the case may be, to the Term Loan Facility Agent (or, in the case of the Loan Parties, to the Intercreditor Agent for delivery to each Facility Agent).

Section 10.06 Delegation of Duties. The Term Loan Facility Agent may perform any and all of its duties and exercise any and all its rights and powers hereunder or under any other Finance Document by or through any one or more sub-agents appointed by the Term Loan Facility Agent. The Term Loan Facility Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article X shall apply to any such sub-agent and to the Related Parties of the Term Loan Facility Agent, and shall apply to all of their respective activities in connection with their acting as or for the Term Loan Facility Agent. The Term Loan Facility Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Term Loan Facility Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 10.07 Indemnification by the Term Lenders. Without limiting the obligations of the Loan Parties hereunder or under the other Finance Documents, each Term Lender agrees that it shall, from time to time on demand by the Term Loan Facility Agent, indemnify the Term Loan Facility Agent and its Related Parties (ratably in accordance with its then applicable proportionate share) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable legal fees) or disbursements of any kind or nature whatsoever, which may at any time be imposed on, incurred by or asserted against the Term Loan Facility Agent or any of its Related Parties in any way relating to or arising out of this Agreement, the other Finance Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Term Lender shall be liable for any of the foregoing to the extent they arise solely from the Term Loan Facility Agent’s gross negligence, fraud or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The Term Loan Facility Agent shall be fully justified in taking, refusing to take or continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Term Lenders against any and all liability and expense which may be incurred by it by reason of taking, refusing to take or continuing to take any such action. Without limitation of the foregoing, each Term Lender agrees to reimburse, ratably in accordance with all its Term Loan Facility Debt Commitments, the Term Loan Facility Agent promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Term Loan Facility Agent in connection with the preparation, execution, administration, amendment, waiver, modification or enforcement of, or legal advice in respect of rights or responsibilities under, the Finance Documents, to the extent that the Term Loan Facility Agent is not reimbursed promptly for such expenses by the Loan Parties in accordance with the Finance Documents; provided that upon recovery of any or all of such costs and expenses by the Term Loan Facility Agent from the Loan Parties, the Term Loan Facility Agent shall remit to each Term Lender that has paid such costs and expenses to the Term Loan Facility Agent pursuant to this Section 10.07 (Indemnification by the Term Lenders) its ratable share of such amounts so recovered. The obligation of the Term Lenders to make payments pursuant to this Section 10.07 (Indemnification by the Term Lenders) is several and not joint or joint and several, and the same shall survive the payment in full of the Term Loan Obligations and the termination of this Agreement and the other Finance Documents.

Section 10.08 Resignation or Removal of Term Loan Facility Agent.

(a) The Term Loan Facility Agent may resign from the performance of all its functions and duties hereunder and under the other Finance Documents at any time by giving 30 days’ prior notice to the Borrower and the Term Lenders. The Term Loan Facility Agent may be removed at any time (i) by the Required Term Lenders for such Person’s gross negligence, fraud or willful misconduct or (ii) by the Borrower, with the consent of the Required Term Lenders, for such Person’s gross negligence, fraud or willful misconduct. In the event Société Générale is no longer the Term Loan Facility Agent, any successor Term Loan Facility Agent may be removed at any time with cause by the Required Term Lenders. Any such resignation or removal shall take effect upon the appointment of a successor Term Loan Facility Agent, in accordance with this Section 10.08 (Resignation or Removal of Term Loan Facility Agent) and Section 19.3 (Replacement of Facility Agents) of the Common Terms Agreement.

(b) Upon any notice of resignation by the Term Loan Facility Agent or upon the removal of the Term Loan Facility Agent by the Required Term Lenders, or by the Borrower with the approval of the Required Term Lenders pursuant to Section 10.08(a) (Resignation or Removal of Term Loan Facility Agent), the Required Term Lenders shall appoint a successor Term Loan Facility Agent, hereunder and under each other Finance Document to which the Term Loan Facility Agent is a party, such successor Term Loan Facility Agent to be a commercial bank or financial institution having combined capital and surplus of at least $1,000,000,000; provided that, if no Loan Facility Event of Default or Unmatured Loan Facility Event of Default shall then be Continuing, the appointment of a successor Term Loan Facility Agent shall also be subject to the prior written consent of the Borrower (such acceptance not to be unreasonably withheld, conditioned or delayed). The fees payable by the Borrower to a successor Term Loan Facility Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.

(c) If no successor Term Loan Facility Agent shall have been so appointed and shall have accepted such appointment within 60 days after (i) the retiring Term Loan Facility Agent gives notice of its resignation or (ii) the date fixed for such removal, as applicable, the Term Loan Facility Agent shall, at the expense of the Loan Parties, petition any court of competent jurisdiction in the United States for the appointment of a successor Term Loan Facility Agent. Such court may thereupon, after such notice, if any, as it may prescribe, appoint a successor Term Loan Facility Agent. If no successor Term Loan Facility Agent shall have been so appointed in accordance with clauses (a) and (b) above or (A) this clause (c) and shall have accepted such appointment within 90 days or (B) in the case of this clause (c) if the Term Loan Facility Agent, acting reasonably, cannot determine a court of competent jurisdiction in the United States that will consider the petition contemplated in this clause (c) within 60 days, in each case after (x) the retiring Term Loan Facility Agent gives notice of its resignation or (y) the date fixed for such removal, as applicable, the Term Loan Facility Agent may, at the expense of the Loan Parties, appoint a successor Term Loan Facility Agent meeting the criteria set forth in Section 10.08(b) (Resignation or Removal of Term Loan Facility Agent); provided that, if no Loan Facility Event of Default shall then be Continuing, the appointment of such successor Term Loan Facility Agent shall also be subject to the prior written consent of the Borrower (such acceptance not to be unreasonably withheld, conditioned or delayed); provided, further, that if no successor Term Loan Facility Agent shall have been so appointed by the Term Loan Facility Agent within 30 days after the termination of such 90-day period, the Loan Parties may appoint a successor Term Loan Facility Agent with the consent of the Required Term Lenders (such consent not to be unreasonably withheld or delayed).

(d) Upon the acceptance of a successor’s appointment as Term Loan Facility Agent hereunder and compliance with the provisions of Section 19.3 (Replacement of Facility Agents) of the Common Terms Agreement, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Term Loan Facility Agent, and the retiring (or removed) Term Loan Facility Agent shall be discharged from all of its duties and obligations hereunder or under the other Finance Documents. After the retirement or removal of the Term Loan Facility Agent hereunder and under the other Finance Documents, the provisions of this Article X and Section 12.07 (Indemnification by the Borrower) shall continue in effect for the benefit of such retiring (or removed) Person, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Person was acting in its capacity as Term Loan Facility Agent.

(e) Notwithstanding anything in this Agreement, no resignation or, as the case may be, removal of the Term Loan Facility Agent shall be effective until the following conditions are satisfied:

(i) the Term Loan Facility Agent has transferred to its successor all the rights and obligations in its capacity as Term Loan Facility Agent under this Term Loan Facility Agreement, the Common Terms Agreement and the other Finance Documents to which it is party as the Term Loan Facility Agent; and

(ii) the requirements of Section 19.3 (Replacement of Facility Agents) of the Common Terms Agreement have been satisfied.

Section 10.09 No Amendment to Duties of Term Loan Facility Agent Without Consent. The Term Loan Facility Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Finance Document that affects its rights or duties hereunder or thereunder unless such Term Loan Facility Agent shall have given its prior written consent, in its capacity as Term Loan Facility Agent thereto.

Section 10.10 Non-Reliance on Term Loan Facility Agent and Term Lenders. Each of the Term Lenders acknowledges that none of the Term Loan Facility Agent nor any Joint Lead Arranger, Joint Bookrunner or Mandated Lead Arranger (collectively for purposes of this Section, the “Arrangers”) has made any representation or warranty to it, and that no act by the Term Loan Facility Agent or the Arrangers hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Term Loan Facility Agent or the Arrangers to any Term Lender as to any matter, including whether the Term Loan Facility Agent or the Arrangers have disclosed material information in their (or their Related Parties’) possession. Each Term

Lender represents to the Term Loan Facility Agent and the Arrangers that it has, independently and without reliance upon the Term Loan Facility Agent or the Arrangers, any other Term Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and all Government Rules relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each of the Term Lenders also acknowledges that it will, independently and without reliance upon the Term Loan Facility Agent, the Arrangers, or any other Term Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Finance Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Term Lender represents and warrants that (i) the Finance Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Term Lender for the purpose of making, acquiring or holding commercial loans, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Term Lender agrees not to assert a claim in contravention of the foregoing. Each Term Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans, is experienced in making, acquiring or holding such commercial loans.

Section 10.11 No Joint Lead Arranger, Joint Bookrunner or Mandated Lead Arranger Duties. Anything herein to the contrary notwithstanding, no Joint Lead Arranger, Joint Bookrunner or Mandated Lead Arranger shall have any powers, duties or responsibilities under this Agreement, except in its capacity, as applicable, as the Term Loan Facility Agent or Term Lender hereunder.

Section 10.12 Copies. The Term Loan Facility Agent shall give prompt notice to each Term Lender of receipt of each notice or request required or permitted to be given to the Term Loan Facility Agent by the Loan Parties pursuant to the terms of this Agreement or any other Finance Document (unless concurrently delivered to the Term Lenders by such Loan Party). The Term Loan Facility Agent will distribute to each Term Lender each document or instrument (including each document or instrument delivered by the Loan Parties to the Term Loan Facility Agent pursuant to Article V (Representations and Warranties), Article VI (Conditions Precedent) and Article VII (Covenants)) received for the account of the Term Loan Facility Agent and copies of all other communications received by the Term Loan Facility Agent from the Loan Parties for distribution to the Term Lenders by the Term Loan Facility Agent in accordance with the terms of this Agreement or any other Finance Document.

Section 10.13 General Provisions as to Payments. Subject to Section 3.14 (Pro Rata Treatment) and Article IX (Defaulting Lenders) above, the Term Loan Facility Agent promptly shall distribute to each Term Lender its pro rata share of each payment of (a) principal and interest payable to the Term Lenders on the Term Loans, (b) fees hereunder received by the Term Loan

Facility Agent for the account of the Term Lenders and (c) any other amounts owing to the Term Lenders under the Term Loans. The payments made for the account of each Term Lender shall be made and distributed to it for the account of its facility office set forth in the Common Terms Agreement. Each Term Lender shall have the right to alter its designated facility office upon written notice to the Term Loan Facility Agent, the Loan Parties and the Intercreditor Agent pursuant to Section 12.10 (Notices and Other Communications).

(a) Where a sum is to be paid to a Term Lender under the Finance Documents or another party to this Agreement by another party to this Agreement that is primarily liable for such sum, the Term Loan Facility Agent shall not be obliged to pay such sum to such other party (or to enter into or perform any related exchange contract) until it has established to its satisfaction that it has received such sum.

(b) If the Term Loan Facility Agent pays an amount to another party to this Agreement and it proves to be the case that the Term Loan Facility Agent had not actually received that amount for which another party to this Agreement is primarily liable, then the party to whom that amount (or the proceeds of any related exchange contract) was paid by the Term Loan Facility Agent shall on demand refund the same to the Term Loan Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Term Loan Facility Agent, calculated by the Term Loan Facility Agent to reflect its cost of funds.

(c) The Term Loan Facility Agent acknowledges and agrees that, notwithstanding any provision to the contrary in any Finance Document, in no event shall the Term Lenders be obligated to pay any agency or other fee to the Term Loan Facility Agent even if the Loan Parties fail to do so.

Section 10.14 Agreement to Comply with Finance Documents. Each of the Term Lenders agrees for the benefit of the Borrower and each other that, in giving instructions to the Facility Agent and the Intercreditor Agent and, where so permitted under this Agreement, the Intercreditor Agreement, Common Terms Agreement or the Common Security and Account Agreement, in taking Decisions by itself or through the Term Loan Facility Agent, including pursuing any Facility Lender remedies against the Borrower, that such Facility Lender shall act at all times in accordance with the terms of the Intercreditor Agreement, the Common Security and Account Agreement, the Common Terms Agreement, this Agreement and the applicable Finance Documents.

Section 10.15 Erroneous Payments.

(a) If the Term Loan Facility Agent (x) notifies a Term Lender or any Person who has received funds on behalf of a Term Lender (any such Term Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Term Loan Facility Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Term Loan Facility Agent) received by such Payment Recipient from the Term Loan Facility Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Term Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Term Loan Facility Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within 5 Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Term Loan Facility Agent pending its return or repayment as contemplated below in this Section 10.15 (Erroneous Payments) and held in trust for the benefit of the Term Loan Facility Agent, and such Term Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Term Loan Facility Agent may, in its sole discretion, specify in writing), return to the Term Loan Facility Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Term Loan Facility Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Term Loan Facility Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Term Loan Facility Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Term Loan Facility Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Term Lender or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Term Loan Facility Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Term Loan Facility Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Term Loan Facility Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Term Loan Facility Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Term Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within two Business Days of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Term Loan Facility Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Term Loan Facility Agent pursuant to this (b).

For the avoidance of doubt, the failure to deliver a notice to the Term Loan Facility Agent pursuant to this clause (b) shall not have any effect on a Payment Recipient’s obligations pursuant to clause (a) or on whether or not an Erroneous Payment has been made.

(c) Each Term Lender hereby authorizes the Term Loan Facility Agent to set off, net and apply any and all amounts at any time owing to such Term Lender under any Finance Document, or otherwise payable or distributable by the Term Loan Facility Agent to such Term Lender Party under any Finance Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Term Loan Facility Agent has demanded to be returned under immediately preceding clause (a).

(d) The parties hereto agree that (x) irrespective of whether the Term Loan Facility Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Term Loan Facility Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Term Lender , to the rights and interests of such Term Lender ) under the Finance Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Term Loan Obligations owed by the Borrower or any other Loan Party; provided that this Section 10.15 (Erroneous Payments) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Term Loan Obligations of the Borrower relative to the amount (and/or timing for payment) of the Term Loan Obligations that would have been payable had such Erroneous Payment not been made by the Term Loan Facility Agent; provided, further, that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Term Loan Facility Agent from, or on behalf of (including through the exercise of remedies under any Finance Document), the Borrower for the purpose of making a payment on the Term Loan Obligations.

(e) To the extent permitted by Government Rule, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Term Loan Facility Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 10.15 (Erroneous Payments) shall survive the resignation or replacement of the Term Loan Facility Agent, any transfer of rights or obligations by, or the replacement of, a Term Lender, the termination of the Term Loan Facility Debt Commitments and/or the repayment, satisfaction or discharge of all Term Loan Obligations (or any portion thereof) under any Finance Document.

ARTICLE XI

CASHLESS SETTLEMENT

Section 11.01 Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Term Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement and the other Finance Documents, pursuant to a cashless settlement mechanism approved by the Borrower, the Term Loan Facility Agent and such Term Lender.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01 Decisions; Amendments, Etc. (a) Subject to the terms of the Intercreditor Agreement and the Common Security and Account Agreement, no Modification or termination of any provision of this Agreement or other Decision by Term Lenders under this Agreement shall be effective unless in writing signed by the Loan Parties and Term Loan Facility Agent (acting on the instruction of the Required Term Lenders), and each such Modification, termination or Decision shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(i) the consent of each Term Lender directly and adversely affected thereby will be required with respect to:

(A) increases in or extensions (other than pursuant to Section 2.06 (Extensions of Term Loans) above or with respect to incurrence of any Additional Senior Debt to which such Term Lender has agreed to participate) of or change to the order of application of any reduction in any Term Loan Facility Debt Commitments or change to the order of application of any prepayment of Term Loans from the application thereof set forth in the applicable provisions of Section 2.05 (Termination or Reduction of Commitments), Section 3.09 (Voluntary Prepayment), Section 3.10 (Mandatory Prepayment) (it being understood that a waiver of any of the conditions in Section 6.01 (Conditions to Stage 3 Closing) or Section 6.03 (Conditions to Term Loan Advances) or waiver of any Loan Facility Event of Default, Unmatured Loan Facility Event of Default or mandatory prepayment will not constitute an increase or extension of any Term Loan Facility Debt Commitment);

(B) reductions of the principal of, or the interest or rate of interest specified herein on, any Term Loan, or any Fees or other amounts (including reduction in the amount to be paid in respect of any mandatory prepayments under Section 3.10 (Mandatory Prepayment)) payable to any Term Lender hereunder (other than by virtue of a waiver of any of the conditions in Section 6.01 (Conditions to Stage 3 Closing) or Section 6.03 (Conditions to Term Loan Advances), Loan Facility Event of Default or Unmatured Loan Facility Event of Default or change to a financial ratio);

(C) extensions of the Term Loan Final Maturity Date under this Agreement, any date scheduled for any payment of principal, fees, interest or amortization payment (as applicable) under Section 3.01 (Repayment of Term Loan Borrowings), Section 3.02 (Interest Payment Dates) or Section 3.13 (Fees) or mandatory payment under Section 3.10 (Mandatory Prepayment) (other than pursuant to Section 2.06 (Extensions of Term Loans)) (it being understood that a waiver of any condition precedent or the waiver of any Loan Facility Event of Default or Unmatured Loan Facility Event of Default or change to a financial ratio will not constitute an extension of the Term Loan Final Maturity Date);

(D) modifications to the provisions of Section 3.14 (Pro Rata Treatment) or Section 3.15 (Sharing of Payments), except with respect to Senior Creditors other than the Term Lenders as provided in the Finance Documents in relation to such Senior Creditors.

(E) satisfaction or waiver of each of the conditions in Section 6.01 (Conditions to Stage 3 Closing) and Section 6.03 (Conditions to Term Loan Advances) in respect of the Initial Advance;

(ii) the consent of each Term Lender will be required with respect to:

(A) changes to any provision of this Section 12.01 (Decisions; Amendments, Etc.), the definition of Required Term Lenders, or any other provision hereof specifying the number or percentage of Term Lenders required to amend, waive, terminate or otherwise modify any rights hereunder or make any determination or grant any consent hereunder;

(B) releases or Modifications of all or a material portion of the Collateral from the Lien of any of the Security Documents (other than as permitted in the Finance Documents);

(C) releases of all or a substantial portion of the value of the Guarantees by the Guarantors under or in connection with this Agreement, the Common Terms Agreement, the Common Security and Account Agreement or any Security Document (other than as permitted in the Finance Documents);

(D) assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement except with respect to any such assignment or transfer expressly permitted under this Agreement, the Common Terms Agreement or the Common Security and Account Agreement;

(E) [Reserved]; and

(F) any of the amendments contemplated in Schedule 1(a), (b), (c), (d), (e) and (f) of the Intercreditor Agreement; provided, that the consent of all Term Lenders will be required with respect to Schedule 1(b) of the Intercreditor Agreement only to the extent such amendment adversely affects the timing or priority of payments for Senior Debt Obligations in the cash waterfall in Section 4.7 (Cash Waterfall) of the Common Security and Account Agreement;

(iii) the consent of any Term Lender (other than any Term Lender that is a Loan Party, Holdco or the Sponsor or an Affiliate thereof except as set forth in Section 7.4 (Sponsor Voting) of the Common Security and Account Agreement) will be sufficient with respect to any Modification, termination or Decision specified in a Finance Document as being made solely by any individual Senior Creditor.

(b) Except as set forth in Section 7.4 (Sponsor Voting) of the Common Security and Account Agreement, no Term Lender that is a Loan Party, Holdco or the Sponsor or an Affiliate thereof shall cast a vote with respect to any Decision.

(c) In the event that the Term Loan Facility Agent is required to cast a vote with respect to a Decision under this Agreement or under Section 3.6 (Other Voting Considerations) of the Intercreditor Agreement and in each other instance in which the Term Lenders are required to vote or make a Decision, a vote shall be taken among the Term Lenders in the timeframe reasonably specified by the Term Loan Facility Agent (which timeframe shall expire at least two Business Days prior to the expiration of the time period specified in the notice provided by the Intercreditor Agent to the Term Loan Facility Agent pursuant to Section 4.5(a)(iii) (Certain Procedures Relating to Modifications, Instructions, and Exercises of Discretion) of the Intercreditor Agreement)).

(d) No vote shall be required for any Decision or other action permitted to be taken by any individual Term Lender pursuant to Section 8.03(b) (Action Upon Event of Default) of this Agreement, and the Term Loan Facility Agent shall be authorized to act at the direction of any Term Lender in respect of any such Decision or action.

(e) Subject to clause (f) below, in the event any Term Lender does not cast its votes by the later of (i) the timeframe specified by the Term Loan Facility Agent pursuant to clause (c) above and (ii) 10 Business Days following receipt of the request for such vote or Decision, the Borrower shall be entitled to instruct the Term Loan Facility Agent to deliver a notice to such Term Lender, informing it that if it does not respond within an additional five Business Days of the date of such notice (or such longer period as the Borrower may reasonably determine in consultation with the Term Loan Facility Agent), its vote shall be disregarded. If such Term Lender (A) has not advised the Term Loan Facility Agent within the time specified in the additional notice whether it approves or disapproves of the applicable Decision or (B) has advised the Term Loan Facility Agent that it has determined to abstain from voting on such Decision, such Term Lender shall be deemed to have waived its right to consent, approve, waive or provide direction with respect to such Decision and shall be excluded from the numerator and denominator of such calculation for the purpose of determining whether the Required Term Lenders for the purpose of determining whether the Required Term Lenders have made a decision with respect to such action. Such Term Lender hereby waives any and all rights it may have to object to or seek relief from the decision of the Term Lenders voting with respect to such issue and agrees to be bound by such decision.

(f) The provisions of clauses (c) and (e) above do not apply to any action that requires the consent of 100% of the Term Lenders or the consent of each affected Term Lender, as applicable, as set forth in Section 12.01(a)(i) and (ii) (Decisions; Amendments, Etc.) above except in the case of any consent or decision under sub-clause (a)(i)(E) above.

(g) The agreements contemplated by this Section 12.01 (Decisions; Amendments, Etc.) shall not be required for any update to the Amortization Schedule delivered in accordance with Section 3.01(a) (Repayment of Term Loan Borrowings) (which amendments shall be effective, absent any manifest error, upon delivery by the Term Loan Facility Agent to the Borrower and Intercreditor Agent of the updated Amortization Schedule in accordance with the provisions of that Section) or for amendments contemplated by Section 2.06 (Extensions of Term Loans).

Section 12.02 Entire Agreement. This Agreement, the other Finance Documents and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof, including the Commitment Letter.

Section 12.03 Applicable Government Rule; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(b) SUBMISSION TO JURISDICTION. The provisions set forth in Section 23.15 (Consent to Jurisdiction) of the Common Terms Agreement are incorporated by reference and shall apply mutatis mutandis as if fully set forth herein.

(c) Service of Process. Each party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Person at its then effective notice addresses pursuant to Section 12.10 (Notices and Other Communications).

(d) Immunity. The provisions set forth in Section 23.3 (Waiver of Immunity) of the Common Terms Agreement are incorporated by reference and shall apply mutatis mutandis as if fully set forth herein.

(e) WAIVER OF JURY TRIAL. The provisions set forth in Section 23.14 (Waiver of Jury Trial) of the Common Terms Agreement are incorporated by reference and shall apply mutatis mutandis as if fully set forth herein.

Section 12.04 Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Loan Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each of the Term Lenders and the Term Loan Facility Agent (and any attempted assignment or other transfer by any Loan Party without such consent shall be null and void), and no Term Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Acceptable Lender in accordance with Section 12.04(b) (Assignments), (ii) by way of participation in accordance with Section 12.04(d) – (f) (Assignments) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 12.04(g) (Assignments) (and any other attempted assignment or transfer by any party hereto shall be null and void).

(b) (i) Subject to Section 12.04(j) (Assignments) and this Section 12.04(b) (Assignments), any Term Lender may at any time after the date hereof assign to one or more Acceptable Lenders (provided that during the Term Loan Availability Period, any such Acceptable Lender is an Eligible Assignee or has a then-current credit rating of at least equivalent to Baa2 from Moody’s or BBB from S&P or, if applicable, an insurer whose financial strength rating is at least equivalent to Baa1 from Moody’s or BBB+ from S&P or is otherwise creditworthy in the opinion of the Borrower (acting reasonably) in light of the Term Loan Facility Debt Commitments proposed to be assigned, transferred or novated) all or a portion of its rights and obligations under this Agreement (provided that, on the date of such assignment, such assignment would not result in an increase in amounts payable by the Borrower under Section 4.03 (Increased Costs) or Section 4.05 (Breakage), unless such increase in amounts payable measured on such date of assignment is waived by the assigning and assuming Term Lenders).

(ii) Assignments made pursuant to this Section 12.04(b) (Assignments) shall be made with the prior written approval of the Borrower (such approval not to be unreasonably withheld or delayed and to be deemed to have been given by the Borrower if the Borrower has not responded in writing within 15 Business Days of request) unless (A) such assignment is to an Eligible Assignee or (B) a Loan Facility Event of Default has occurred and is Continuing; provided, however, that where the prior written approval of the Borrower is not required, the assigning Existing Facility Lender shall promptly notify the Borrower of any such assignment, novation or transfer.

(iii) Except in the case of (A) an assignment of the entire remaining amount of the assigning Term Lender’s Term Loan Facility Debt Commitment and the Term Loans at the time owing to it or (B) an assignment to a Term Lender, or an Affiliate of a Term Lender, or an Approved Fund with respect to a Term Lender, the sum of (1) the outstanding Term Loan Facility Debt Commitments, if any, and (2) the outstanding Term Loans subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Term Loan Facility Agent or, if “Trade

Date” is specified in the Lender Assignment Agreement, as of the Trade Date) shall not be less than $5,000,000 and, with respect to the assignment of the Term Loans, in integral multiples of $1,000,000, unless the Term Loan Facility Agent otherwise consents in writing.

(iv) Subject to Section 12.04(g) (Assignments), each partial assignment shall be made as an assignment of the same percentage of outstanding Term Loan Facility Debt Commitments and outstanding Term Loans and a proportionate part of all the assigning Term Lender’s rights and obligations under this Agreement with respect to the Term Loan and the Term Loan Facility Debt Commitment.

(v) The parties to each assignment shall execute and deliver to the Term Loan Facility Agent a Lender Assignment Agreement, in the form of Exhibit D, together with a processing and recordation fee of $3,500; provided that (A) no such fee shall be payable in the case of an assignment to a Term Lender, an Affiliate of a Term Lender or an Approved Fund with respect to a Term Lender and (B) in the case of contemporaneous assignments by a Term Lender to one or more Approved Funds managed by the same investment advisor (which Approved Funds are not then Term Lenders hereunder), only a single such fee shall be payable for all such contemporaneous assignments.

(vi) If the Acceptable Lender is not a Term Lender prior to such assignment, it shall deliver to the Term Loan Facility Agent an administrative questionnaire and all documentation and other information required by bank regulatory authorities under applicable “know your customer” requirements.

(vii) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Term Loan Facility Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Term Loan Facility Agent, the applicable pro rata share of Term Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Term Loan Facility Agent, and each other Term Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Term Loans in accordance with its Term Loan Facility Debt Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(viii) Subject to acceptance and recording thereof by the Term Loan Facility Agent pursuant to Section 12.04(c) (Assignments), from and after the effective date specified in each Lender Assignment Agreement, the Acceptable Lender thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Term Lender under this Agreement and the other applicable Finance Documents, and the assigning Term Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, be released from its obligations under this Agreement and the other applicable Finance Documents (and, in the case of a Lender Assignment Agreement covering all of the assigning Term Lender’s rights and obligations under this Agreement, such Term Lender shall cease to be a party hereto or benefit from any Finance Document) but shall continue to be entitled to the benefits of Section 4.01 (SOFR Lending Unlawful), Section 4.03 (Increased Costs), Section 4.05 (Breakage), Section 4.06 (Taxes), Section 23.4 (Expenses) of the Common Terms Agreement and Section 12.18 (Other Indemnities) of the Common Security and Account Agreement with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Term Lender’s having been a Defaulting Lender.

(ix) Upon request, the Borrower (at its expense) shall execute and deliver a Term Loan Note to the assignee Term Lender and/or a revised Term Loan Note to the assigning Term Lender reflecting such assignment.

(x) Any assignment or transfer by a Term Lender of rights or obligations under this Agreement that does not comply with this Section 12.04(b) (Assignments) shall be treated for purposes of this Agreement as a sale by such Term Lender of a participation in such rights and obligations in accordance with Section 12.04(d) – (f) (Assignments). Upon any such assignment, the Term Loan Facility Agent will deliver a notice thereof to the Borrower (provided that failure to deliver such notice shall not result in any liability for the Term Loan Facility Agent).

(c) The Term Loan Facility Agent shall maintain the Term Lender Register in accordance with Section 2.04(e) (Funding) above.

(d) Any Term Lender may at any time, without the consent of, or notice to, the Borrower or the Term Loan Facility Agent, sell participations to a Participant in all or a portion of such Term Lender’s rights or obligations under this Agreement (including all or a portion of its Term Loan Facility Debt Commitment or the Term Loans owing to it); provided that (i) such Term Lender’s obligations under this Agreement shall remain unchanged, (ii) such Term Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Term Loan Facility Agent and the other Term Lenders shall continue to deal solely and directly with such Term Lender in connection with such Term Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Term Lender shall be responsible for the indemnity under Section 10.07 (Indemnification by the Term Lenders) with respect to any payments made by such Term Lender to its Participant(s).

(e) Any agreement or instrument pursuant to which a Term Lender sells such a participation shall provide that such Term Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that, such agreement or instrument may provide that such Term Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 12.01 (Decisions; Amendments, Etc) that directly affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.03 (Increased Costs), 4.05 (Breakage) and 4.06 (Taxes) (subject to the requirements and limitations therein and in Article 21 (Tax Gross-Up and Indemnities) of the Common Terms Agreement, including the requirements under Section 21.5 (Status of Facility Lenders and Facility Agents) of the Common Terms Agreement (it being understood that any documentation required under Section 4.06 (Taxes) shall be delivered to the participating Term Lender)) to the same extent as if it were a Term Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 12.04 (Assignments); provided that such Participant (A) agrees to be subject to the provisions of Section 4.04 (Obligation to Mitigate) as if it were an assignee under paragraph (b) of this Section 12.04 (Assignments); and (B) shall not be entitled to receive any greater payment under Sections 4.03 (Increased Costs) or 4.06 (Taxes), with respect to any participation, than its participating Term Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(f) Each Term Lender that sells a participation agrees, at such Term Lender’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 4.04 (Obligation to Mitigate) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.13 (Right of Set-off) as though it were a Term Lender; provided that such Participant agrees to be subject to Section 3.15 (Sharing of Payments) as though it were a Term Lender. Each Term Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a Participant Register; provided that no Term Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Finance Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Term Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Term Loan Facility Agent (in its capacity as Term Loan Facility Agent) shall have no responsibility for maintaining a Participant Register.

(g) Any Term Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Term Loan Notes, if any) to secure obligations of such Term Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Term Lender in accordance with any applicable law, and this Section 12.04 (Assignments) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Term Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Term Lender as a party hereto; provided, further that in no event shall the applicable Federal Reserve Bank, central bank, pledgee or trustee be considered to be a “Term Lender.”

(h) The words “execution,” “signed,” “signature,” and words of like import in any Lender Assignment Agreement shall be deemed to include electronic signatures or electronic records , each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Government Rule, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(i) [Reserved.]

(j) No sale, assignment, transfer, negotiation or other disposition of the interests of any Term Lender hereunder or under the other Finance Documents shall be allowed if it could reasonably be expected to require securities registration under any laws or regulations of any applicable jurisdiction.

Section 12.05 Benefits of Agreement. Nothing in this Agreement or any other Finance Document, express or implied, shall be construed to give to any Person, other than the parties hereto, the Joint Lead Arrangers, the Joint Bookrunners, the Mandated Lead Arrangers, each of their successors and permitted assigns under this Agreement or any other Finance Document, Participants to the extent provided in Section 12.04 (Assignments) and, to the extent expressly contemplated hereby, the Related Parties of each of the Term Loan Facility Agent, the Security Trustee and the Term Lenders, any benefit or any legal or equitable right or remedy under this Agreement.

Section 12.06 Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Term Loan Facility Agent and when the Term Loan Facility Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement may be executed utilizing electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Government Rule, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 12.07 Indemnification by the Borrower. (a) The Loan Parties hereby agree to indemnify each Term Lender, each Joint Lead Arranger, each Joint Bookrunner, each Mandated Lead Arranger and each Related Party of any of the foregoing Persons in accordance with Section 12.18 (Other Indemnities) of the Common Security and Account Agreement and Section 2.15 (Other Indemnities) of the Intercreditor Agreement, which shall be applied mutatis mutandis to the indemnified parties under this Agreement, as well as with respect to reliance by such indemnified party on each notice purportedly given by or on behalf of the Borrower pursuant to Section 12.10 (Notices and Other Communications).

(b) To the extent that any Loan Party for any reason fails to pay any amount required under Section 12.18 (Other Indemnities) of the Common Security and Account Agreement or clause (a) above to be paid by it to any of the Term Loan Facility Agent, any sub-agent thereof or any Related Party of any of the foregoing, each Term Lender severally agrees to pay to the Term Loan Facility Agent, any such sub-agent, or such Related Party, as the case may be, such Term Lender’s ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Term Loan Facility Agent or any sub-agent thereof in its capacity as such, or against any Related Party of any of the foregoing acting for the Term Loan Facility Agent or any sub-agent thereof in connection with such capacity. The obligations of the Term Lenders under this Section 12.07(b) (Indemnification by the Borrower) are subject to the provisions of Section 2.04 (Funding). The obligations of the Term Lenders to make payments pursuant to this Section 12.07(b) (Indemnification by the Borrower) are several and not joint and shall survive the payment in full of the Term Loan Obligations and the termination of this Agreement. The failure of any Term Lender to make payments on any date required hereunder shall not relieve any other Term Lender of its corresponding obligation to do so on such date, and no Term Lender shall be responsible for the failure of any other Term Lender to do so.

(c) The provisions of this Section 12.07 (Indemnification by the Borrower) shall not supersede Sections 4.03 (Increased Costs) and 4.06 (Taxes).

Section 12.08 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Finance Document, the interest paid or agreed to be paid under the Finance Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Government Rule (the “Maximum Rate”). If the Term Loan Facility Agent or any Term Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Term Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Term Loan Facility Agent or any Term Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Government Rule, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Term Loan Obligations hereunder.

Section 12.09 No Waiver; Cumulative Remedies. No failure by any Term Loan Facility Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Finance Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Finance Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 12.10 Notices and Other Communications. (a) Any communication between the Parties or notices provided herein to be given may be given as provided in Section 23.9 (Notices) of the Common Terms Agreement, which shall apply mutatis mutandis to this Section 12.10 (Notices and Other Communications) as if fully set forth herein except that references to the Intercreditor Agent shall be deemed references to the Term Loan Facility Agent as the context requires.

(b) The Term Loan Facility Agent, the Security Trustee and the Term Lenders shall be entitled to rely and act upon any written notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the Term Loan Facility Agent, the Security Trustee and the Term Lenders by the Borrower may be recorded by the Term Loan Facility Agent, the Security Trustee and the Term Lenders, as applicable, and each of the parties hereto hereby consents to such recording.

(c) Notwithstanding the above, nothing herein shall prejudice the right of the Term Loan Facility Agent, the Security Trustee and any of the Term Lenders to give any notice or other communication pursuant to any Finance Document in any other manner specified in such Finance Document.

(d) Notwithstanding anything to the contrary in any other Finance Document, for so long as Société Générale is the Term Loan Facility Agent, the Borrower hereby agrees that it will provide to the Term Loan Facility Agent all information, documents and other materials that it is obligated to furnish to the Term Loan Facility Agent pursuant to the Finance Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to any Term Loan Borrowing, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Loan Facility Event of Default or Unmatured Loan Facility Event of Default or (iv) is required to be delivered to satisfy any condition precedent to any Term Loan Borrowing (all such non-excluded communications being referred to herein collectively as “Communications”), in an electronic/soft medium in a format acceptable to the Term Loan Facility Agent at the email addresses specified in Schedule Q – 2 (Addresses for Notices to Facility Agents) of the Common Terms Agreement. In addition, the Borrower agrees to continue to provide the Communications to the Term Loan Facility Agent in the manner specified in the Finance Documents but only to the extent requested by the Term Loan Facility Agent.

Section 12.11 USA Patriot Act Notice. Each of the Term Lenders, the Term Loan Facility Agent and the Security Trustee hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Term Lender, the Term Loan Facility Agent or the Security Trustee, as applicable, to identify the Borrower in accordance with the USA Patriot Act.

Section 12.12 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Term Loan Facility Agent, the Security Trustee or any Term Lender, or the Term Loan Facility Agent, the Security Trustee or any Term Lender (as the case may be) exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Term Loan Facility Agent, the Security Trustee or such Term Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Bankruptcy Proceeding or otherwise, then (a) to the extent of such recovery, the Term Loan Obligation or part thereof originally intended to be satisfied by such payment shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Term Lender severally agrees to pay to the Term Loan Facility Agent or the Security Trustee upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Term Loan Facility Agent or the Security Trustee, as the case may be, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Term Lenders under this Section 12.12 (Payments Set Aside) shall survive the payment in full of the Term Loan Obligations and the termination of this Agreement.

Section 12.13 Right of Set-Off. The provisions set forth in Section 23.2 (Right of Set-Off) of the Common Terms Agreement are incorporated by reference and shall apply mutatis mutandis as if fully set forth herein.

Section 12.14 Severability. If any provision of this Agreement or any other Finance Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Finance Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12.15 Survival. Notwithstanding anything in this Agreement to the contrary, Section 4.01 (SOFR Lending Unlawful), Section 4.03 (Increased Costs), Section 4.06 (Taxes), Section 10.07 (Indemnification by the Term Lenders), Section 12.07 (Indemnification by the Borrower), Section 12.12 (Payments Set Aside) and Section 12.20 (No Recourse) shall survive any termination of this Agreement. In addition, each representation and warranty made hereunder and in any other Finance Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties shall be considered to have been relied upon by the Term Loan Facility Secured Parties regardless of any investigation made by any Term Loan Facility Secured Party or on their behalf and notwithstanding that the Term Loan Facility Secured Parties may have had notice or knowledge of any Loan Facility Event of Default or Unmatured Loan Facility Event of Default at the time of the Term Loan Borrowing, and shall continue in full force and effect as of the date made or any date referred to herein as long as any Term Loan or any other Senior Debt Obligation hereunder or under any other Finance Document shall remain unpaid or unsatisfied.

Section 12.16 Treatment of Certain Information; Confidentiality. The Term Loan Facility Agent, the Security Trustee, and each of the Term Lenders agrees to maintain the confidentiality of the Confidential Information and all information disclosed to it concerning this Agreement and the other Finance Documents in accordance with Section 23.8 (Confidentiality) of the Common Terms Agreement.

Section 12.17 Waiver of Consequential Damages, Etc. (a) The provisions set forth in Section 23.19 (Limitations on Liability) of the Common Terms Agreement are incorporated by reference and shall apply mutatis mutandis as if fully set forth herein.

(b) No party hereto or its Related Parties shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Finance Documents or the transactions contemplated hereby or thereby.

Section 12.18 Waiver of Litigation Payments. To the extent that any party hereto may, in any action, suit or proceeding brought in any of the courts referred to in Section 12.03(b) (Applicable Government Rule; Jurisdiction, Etc) or elsewhere arising out of or in connection with this Agreement or any other Finance Document to which it is a party, be entitled to the benefit of any provision of law requiring any other party hereto in such action, suit or proceeding to post security for the costs of such Person or to post a bond or to take similar action, each such Person hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the State of New York or, as the case may be, the jurisdiction in which such court is located.

Section 12.19 Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if (and only to the extent that) any payment or performance of the obligations of the Borrower hereunder is rescinded, avoided, voidable, liable to be set aside, reduced or otherwise not properly payable to, or must otherwise be returned or restored by the Term Loan Facility Agent or any Term Lender as a result of (i) Bankruptcy, insolvency, reorganization with respect to the Borrower or the Term Loan Facility Agent or any Facility Lender, (ii) upon the dissolution of, or appointment of any intervenor, conservator, trustee or similar official for the Borrower, the Term Loan Facility Agent or any Term Lender or for any substantial part of the Borrower’s or any other such Person’s assets, (iii) as a result of any settlement or compromise with any Person (including the Borrower) in respect of such payment or otherwise, or (iv) any similar event or otherwise and, in such case, the provisions of Section 10.1 (Nature of Obligations) of the Common Security and Account Agreement, which shall apply hereto mutatis mutandis.

Section 12.20 No Recourse. The provisions set forth in Section 10.3 (Limitation on Recourse) of the Common Security and Account Agreement are incorporated by reference and shall apply mutatis mutandis as if fully set forth herein.

Section 12.21 Intercreditor Agreement. Any actions, consents, approvals, authorizations or discretion taken, given, made or exercised, or not taken, given, made or exercised by the Term Loan Facility Agent, acting as a Senior Creditor Group Representative on behalf of the Term Lenders, in accordance with the Intercreditor Agreement shall be binding on each Term Lender. Notwithstanding anything to the contrary herein, in the case of any inconsistency between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall govern.

Section 12.22 Termination. This Agreement shall terminate and shall have no force and effect (except with respect to the provisions that expressly survive termination of this Agreement) in accordance with the provisions of Section 23.1 (Termination) of the Common Terms Agreement and if (a) on the last day of the 12th calendar month following the Stage 3 Closing Date if, as of such date, the conditions in Section 6.03 (Conditions to Term Loan Advances) have not been satisfied (or waived as required by the Finance Documents) (or such later date as may be agreed to in writing by all of the Term Lenders) or (b) the Discharge Date with respect to the Senior Debt Obligations under this Agreement has occurred.

Section 12.23 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. (a) Notwithstanding anything to the contrary in any Finance Document, each party hereto acknowledges that any liability of any Term Lender that is an Affected Financial Institution arising under any Finance Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Term Lender that is an Affected Financial Institution; and

(ii) the effects of any Bail-in Action on any such liability, including, if applicable:

(A) a reduction in full or in part or cancellation of any such liability;

(B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Finance Document; or

(b) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 12.24 Amendment and Restatement. This Agreement amends, restates and supersedes the Amended and Restated Term Loan Facility Agreement dated as of May 22, 2018 and as amended through the date hereof in its entirety but does not constitute a novation thereof or any document entered into in connection therewith. It is the intent of the parties that the Security Interests granted in the Collateral, and the guarantees granted by the Guarantors, in each case under and pursuant to the Common Security and Account Agreement, shall continue in full force and effect with respect to the Senior Debt Obligations arising under this Agreement.

[Remainder of page intentionally blank. Next page is signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC, as the Borrower

By:	/s/ Matthew Healey
Name: Matthew Healey
Title: Vice President, Finance and Treasury

CORPUS CHRISTI LIQUEFACTION, LLC, as Guarantor

By:	/s/ Matthew Healey
Name: Matthew Healey
Title: Vice President, Finance and Treasury

CHENIERE CORPUS CHRISTI PIPELINE, L.P., as Guarantor By: Corpus Christi Pipeline GP, LLC, as general partner

By:	/s/ Matthew Healey
Name: Matthew Healey
Title: Vice President, Finance and Treasury

CORPUS CHRISTI PIPELINE GP, LLC, as Guarantor

By:	/s/ Matthew Healey
Name: Matthew Healey
Title: Vice President, Finance and Treasury

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

SOCIÉTÉ GÉNÉRALE, as Term Loan Facility Agent

By:	/s/ Sabryna El Khemir
Name: Sabryna El Khemir
Title: Director

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

APPLE BANK FOR SAVINGS, as Term Lender

By:	/s/ Dana R. MacKinnon
Name: Dana R. MacKinnon
Title: Senior Vice President

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

BANCO SANTANDER S.A., NEW YORK BRANCH, as Term Lender

By:	/s/ Nuno Andrade
Name: Nuno Andrade
Title: Managing Director

By:	/s/ Daniel S. Kostman
Name: Daniel S. Kostman
Title: Executive Director

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year fp1irst above written.

BANK OF CHINA, NEW YORK BRANCH, as Term Lender

By:	/s/ Min Zhu
Name: Min Zhu
Title: Executive Vice President

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH, as Term Lender

By:	/s/ Miguel Pena Azpilicueta
Name: Miguel Pena Azpilicueta
Title: Head of US/Canada Project Finance

By:	/s/ David Calvo Ruiz
Name: David Calvo Ruiz
Title: US Head of Risk

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as Term Lender

By:	/s/ Joe Lattanzi
Name: Joe Lattanzi
Title: Managing Director

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Term Lender

By:	/s/ Christopher Baethge
Name: Christopher Baethge
Title: Vice President

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

CAIXABANK, S.A., as Term Lender

By:	/s/ Helena Torres
Name: Helena Torres
Title: Structured Finance Director

By:	/s/ María Luisa Cobos
Name: María Luisa Cobos
Title: Structured Finance Director

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as Term Lender

By:	/s/ Kwaku Ntoso
Name: Kwaku Ntoso
Title: Executive Director

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

CITIBANK, N.A., as Term Lender

By:	/s/ Cathy Shepherd
Name: Cathy Shepherd
Title: Vice President

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Term Lender

By:	/s/ Omer Balaban
Name: Omer Balaban
Title: Managing Director

By:	/s/ Evan Levy
Name: Evan Levy
Title: Managing Director

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

CREDIT SUISSE AG, NEW YORK BRANCH, as Term Lender

By:	/s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By:	/s/ Jessica Gavarkovs
Name: Jessica Gavarkovs
Title: Authorized Signatory

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

DBS BANK LTD., as Term Lender

By:	/s/ Ronald Wong
Name: Ronald Wong
Title: Senior Vice President

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

FIRST-CITIZENS BANK & TRUST COMPANY, as Term Lender

By:	/s/ John Feeley
Name: John Feeley
Title: Director

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

FIRSTBANK PUERTO RICO d/b/a FIRSTBANK FLORIDA, as Term Lender

By:	/s/ Kevin P. Flynn
Name: Kevin P. Flynn
Title: SVP, Corporate Banking Director

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

GOLDMAN SACHS BANK USA, as Term Lender

By:	/s/ Andrew B. Vernon
Name: Andrew B. Vernon
Title: Authorized Signatory

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

HSBC BANK USA, NATIONAL ASSOCIATION, as Term Lender

By:	/s/ Nicholas Forte
Name: Nicholas Forte
Title: Director, ID# 22681

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as Term Lender

By:	/s/ Guoshen Sun
Name: Guoshen Sun
Title: Deputy General Manager

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

ING CAPITAL LLC, as Term Lender

By:	/s/ Subha Pasumarti
Name: Subha Pasumarti
Title: MD

By:	/s/ Tanja van der Woude
Name: Tanja van der Woude
Title: Director

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as Term Lender

By:	/s/ Arina Mavilian
Name: Arina Mavilian
Title: Executive Director

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

THE KOREA DEVELOPMENT BANK, as Term Lender

By:	/s/ Seung Ho Choi
Name: Seung Ho Choi
Title: General Manager, Project Finance Department

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

KEB HANA BANK, NEW YORK AGENCY, as Term Lender

By:	/s/ Byung Hyun Lee
Name: Byung Hyun Lee
Title: General Manager

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

KfW IPEX-BANK GmbH, as Term Lender

By:	/s/ Jens Lehmann
Name: Jens Lehmann
Title: Vice President

By:	/s/ Julia Hanisch
Name: Julia Hanisch
Title: Assistant Vice President

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE, NEW YORK BRANCH, as Term Lender

By:	/s/ Michael D. Novack
Name: Michael D. Novack
Title: Senior Vice President Corporate Finance

By:	/s/ Gerhard A. Winklmeier
Name: Gerhard A. Winklmeier
Title: Senior Vice President

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

MIZUHO BANK, LTD., as Term Lender

By:	/s/ Hiroe Nikaido
Name: Hiroe Nikaido
Title: Vice President

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

MORGAN STANLEY BANK, N.A., as Term Lender

By:	/s/ Hamish Bunn
Name: Hamish Bunn
Title: Authorized Signatory

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

MUFG BANK, LTD., as Term Lender

By:	/s/ Chip Lewis
Name: Chip Lewis
Title: Managing Director

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

NATIXIS, NEW YORK BRANCH, as Term Lender

By:	/s/ Amit Roy
Name: Amit Roy
Title: Executive Director

By:	/s/ Nasir Khan
Name: Nasir Khan
Title: Managing Director

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

RAYMONG JAMES BANK, as Term Lender

By:	/s/ Robert F. Moyle
Name: Robert F. Moyle
Title: Managing Director

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

ROYAL BANK OF CANADA, as Term Lender

By:	/s/ Jason S. York
Name: Jason S. York
Title: Authorized Signatory

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

BANCO DE SABADELL, S.A., MIAMI BRANCH, as Term Lender

By:	/s/ Enrique Castillo
Name: Enrique Castillo
Title: Head of Corporate Banking

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

SIEMENS FINANCIAL SERVICES, INC., as Term Lender

By:	/s/ Patrick N. Riley
Name: Patrick N. Riley
Title: Vice President

By:	/s/ William Pope
Name: William Pope
Title: Sr. Loan Closer

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

SUMITOMO MITSUI BANKING CORPORATION, as Term Lender

By:	/s/ Paul Jun
Name: Paul Jun
Title: Managing Director

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

SOCIÉTÉ GÉNÉRALE, as Term Lender

By:	/s/ Eric Kim
Name: Eric Kim
Title: Director

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

STANDARD CHARTERED BANK, as Term Lender

By:	/s/ Sridhar Nagarajan
Name: Sridhar Nagarajan
Title: Regional Head of Project and Export Finance Europe and Americas

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

TRUIST BANK, as Term Lender

By:	/s/ Uzoma Enyinna
Name: Uzoma Enyinna
Title: Director

Signature Page to A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

WELLS FARGO BANK, N.A., as Term Lender

By:	/s/ Borden Tennant
Name: Borden Tennant
Title: Director

Signature Page to A&R Term Loan Facility Agreement

EXHIBIT A TO

TERM LOAN FACILITY AGREEMENT

Definitions

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Aggregate Term Loan Facility Debt Commitments” means the sum of the Term Loan Facility Debt Commitments.

“Agreement” has the meaning provided in the Preamble.

“Alternate Base Rate or “ABR” means, for any day, a rate per annum equal to the greater of the following (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% and (c) Adjusted Term SOFR for a one month tenor in effect on such day plus 1.00%; provided that if the Alternate Base Rate as so determined would be less than zero, such rate shall be deemed to be equal to zero for the purposes of this Agreement. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

“Amortization Schedule” means the amortization schedule set forth in Schedule 3.01(a).

“Applicable Margin” means, with respect to Term Loans that are SOFR Term Loans, 150 basis points per annum, and with respect to Term Loans that are Base Rate Loans, 50 basis points per annum.

“Arranger” has the meaning provided in Section 10.10 (Non-Reliance on Term Loan Facility Agent and Term Lenders).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliate (other than through liquidation, administration or other insolvency proceedings).

“Base Rate Loan” means any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate and the provisions of Article II (Commitments and Borrowing) and Article III (Repayments, Prepayments, Interest and Fees).

“Borrowing Date” means, with respect to each Advance, the date on which funds are disbursed by the Term Lenders (or the Term Loan Facility Agent on their behalf) to the Borrower.

“Breakage Costs” means the amount of any and all losses, costs and expenses incurred by each Term Lender attributable to a Breakage Event.

“Breakage Event” has the meaning provided in Section 4.05 (Breakage).

“Commitment Fee” has the meaning provided in Section 3.13(a) (Fees).

“Commitment Letter” means the Commitment Letter, dated June 7, 2022, by and among the Borrower, Apple Bank for Savings, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, Banco de Sabadell, S.A., Miami Branch, Banco Santander S.A., New York Branch, Bank of America, N.A., Bank of China, New York Branch, CaixaBank, S.A., Canadian Imperial Bank of Commerce, New York Branch, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Credit Suisse AG, New York Branch, DBS Bank Ltd., FirstBank Puerto Rico d/b/a FirstBank Florida, First-Citizens Bank & Trust Company, GOLDMAN SACHS BANK USA, HSBC Bank USA, National Association, Industrial and Commercial Bank of China Limited, New York Branch, ING Capital LLC, JPMorgan Chase Bank, N.A., KEB Hana Bank New York Agency, KfW IPEX-Bank GmbH, Landesbank Hessen-Thüringen Girozentrale, New York Branch, Mizuho Bank, Ltd., Morgan Stanley Bank, N.A, MUFG Bank, Ltd., Natixis, New York Branch, Raymond James Bank, Royal Bank of Canada, Siemens Financial Services, Inc., Société Générale, Standard Chartered Bank, Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia, Houston Branch, The Korea Development Bank, Truist Bank, and Wells Fargo Bank, National Association, and each other Term Lender that has executed a joinder thereto, as amended.

“Common Terms Agreement” has the meaning provided in the Preamble.

“Communications” has the meaning provided in Section 12.10(d) (Notices and Other Communications).

“Defaulting Lender” means, subject to Section 9.02 (Defaulting Lender Cure), any Term Lender that (a) has failed to (i) fund all or any portion of its Term Loan within two Business Days of the date such Loans were required to be funded hereunder unless such Term Lender notifies the Term Loan Facility Agent and the Borrower in writing that such failure is the result of such Term Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Term Loan Facility Agent or any other Term Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Term Loan Facility Agent that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (unless such writing or public statement relates to such Term Lender’s obligation to fund a Term Loan hereunder and states that such position is based on such Term Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days, after written request by the Term Loan Facility Agent or the Borrower, to confirm in writing to the Term Loan Facility Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Term Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Term Loan Facility Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any

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Bankruptcy, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of Bail-in Action; provided that a Term Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any equity interest in that Term Lender or any direct or indirect parent company thereof by a Governmental Authority or (ii) in the case of a solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if Government Rule requires that such appointment not be publicly disclosed, in each case, where such action does not result in or provide such Term Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Term Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Term Lender. Any determination by the Term Loan Facility Agent that a Term Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Term Lender shall be deemed to be a Defaulting Lender (subject to Section 9.02 (Defaulting Lender Cure) upon delivery of written notice of such determination to the Borrower and each Term Lender.

“Disbursement Request” means a disbursement request in the form set forth in Exhibit E.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) an existing Term Lender or (b) any Affiliate of a Term Lender; provided that for any assignment, novation or transfer during the Term Loan Availability Period, such Term Lender or its rated Affiliate shall have agreed in writing with the Borrower to remain obligated to promptly fund any duly requested disbursement of the Term Loan Facility Debt Commitment assigned, novated or transferred to such assignee or transferee (or any part thereof) should such assignee or transferee default in its obligation to fund any portion of the Term Loan Facility Debt Commitment assigned or transferred to it.

“Erroneous Payment” has the meaning assigned to it in Section 10.15(a) (Erroneous Payments).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 10.15(d) (Erroneous Payments).

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Existing Term Loans” has the meaning provided in Section 2.06(a) (Extensions of Term Loans).

“Extended Term Loans” has the meaning provided in Section 2.06(a) (Extensions of Term Loans).

“Extending Term Lender” has the meaning provided in Section 2.06(b) (Extensions of Term Loans).

“Extension Amendment” has the meaning provided in Section 2.06(c) (Extensions of Term Loans).

“Extension Date” has the meaning provided in Section 2.06(d) (Extensions of Term Loans).

“Extension Election” has the meaning provided in Section 2.06(b) (Extensions of Term Loans).

“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.

“Fees” means, collectively, each of the fees payable by the Borrower for the account of any Term Lender or the Term Loan Facility Agent pursuant to Section 3.13 (Fees).

“First Repayment Date” has the meaning provided in Section 3.01(b) (Repayment of Term Loan Borrowings).

“Flow of Funds Memorandum” means that certain Flow of Funds Memorandum dated on or about the date of the Initial Advance.

“Guarantee” means the guarantees issued pursuant to the Common Security and Account Agreement by the Guarantors. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Initial Advance Certificate” has the meaning provided in Section 6.04(a) (Satisfaction of Conditions).

“Initial Advance Notice” has the meaning provided in Section 6.04(a) (Satisfaction of Conditions).

“Interest Payment Date” has the meaning provided in Section 3.02(a) (Interest Payment Dates).

“Interest Period Notice” means a notice in substantially the form attached hereto as Exhibit C, executed by an Authorized Officer of the Borrower or, in the case of a Term Loan Borrowing, a Disbursement Request.

“Joint Bookrunner” means Société Générale and MUFG Bank, Ltd., in each case, not in its individual capacity, but as Joint Bookrunner hereunder and any successors and permitted assigns.

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“Joint Lead Arranger” means The Bank of Nova Scotia, Houston Branch, Banco Bilbao Vizcaya Argentaria, S.A., Banco Santander S.A., New York Branch, Bank of America, N.A., Bank of China, New York Branch, CaixaBank, S.A., Canadian Imperial Bank of Commerce, New York Branch, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Credit Suisse Loan Funding LLC, DBS Bank Ltd., GOLDMAN SACHS BANK USA, HSBC Bank USA, N.A., ING Capital LLC, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., New York Branch, Morgan Stanley Bank, N.A., MUFG Bank, Ltd., Natixis, New York Branch, RBC Capital Markets, Société Générale, Sumitomo Mitsui Banking Corporation, Standard Chartered Bank, Truist Securities, Inc., and Wells Fargo Bank, National Association, in each case, not in its individual capacity, but as joint lead arranger hereunder and any successors and permitted assigns.

“Lender Assignment Agreement” means a Lender Assignment Agreement, substantially in the form of Exhibit D.

“Mandated Lead Arranger” means Industrial and Commercial Bank of China Limited, New York Branch, Landesbank Hessen-Thüringen Girozentrale, New York Branch, Raymond James Bank, and The Korea Development Bank, in each case, not in its individual capacity, but as mandated lead arranger hereunder.

“Maximum Rate” has the meaning provided in Section 12.08 (Interest Rate Limitation).

“Non-Consenting Lender” means in respect of a Term Lender, if such Term Lender has failed to consent to a proposed amendment, waiver, consent or termination which pursuant to the terms of Section 12.01 (Decisions; Amendments, Etc.) requires the consent of all of the Facility Lenders or all affected Term Lenders and with respect to which Term Lenders representing at least 66.67% of the sum of (a) the aggregate undisbursed Term Loan Facility Debt Commitments plus (b) the then aggregate outstanding principal amount of the Term Loans (excluding in each such case any Term Lender that is a Defaulting Lender or, except as otherwise provided in Section 7.4 (Sponsor Voting) of the Common Security and Account Agreement, a Collateral Party, the Sponsor or any of Sponsor’s Affiliates, and each Term Loan Facility Debt Commitment and any outstanding principal amount of any Term Loan of any such Term Lender) or Term Lenders affected by such proposed amendment, waiver, consent or termination, as the case may be, shall have granted their consent.

“Non-Defaulting Lender” means, at any time, each Term Lender that is not a Defaulting Lender at such time.

“Payment Recipient” has the meaning assigned to it in Section 10.15(a) (Erroneous Payments).

“Prime Rate” means the interest rate published in the Wall Street Journal as the “prime rate” for such day and if the Wall Street Journal does not publish such rate on such day, then such rate as most recently published prior to such day, or if for any reason such rate is no longer published or available, the rate publicly announced from time to time by the Term Loan Facility Agent (or successor selected by the Required Term Lenders) as its prime rate.

“Required Term Lenders” means at any time, the Term Lenders holding in excess of 50.00% of the sum of (a) the aggregate undisbursed Term Loan Facility Debt Commitments plus (b) the then aggregate outstanding principal amount of the Term Loans (excluding in each such case any Term Lender that is a Defaulting Lender or, except as otherwise provided in Section 7.4 (Sponsor Voting) of the Common Security and Account Agreement, a Collateral Party, the Sponsor or any of Sponsor’s Affiliates, and each Term Loan Facility Debt Commitment and any outstanding principal amount of any Term Loan of any such Term Lender). Such percentage shall be calculated by dividing the number of votes cast in favor of a Decision by the total number of votes cast with respect to such Decision.

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“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Term Lender Register” has the meaning provided in Section 2.04(e) (Funding).

“Term Lenders” means those Term Lenders identified on Schedule 2.01 and each other Person that acquires the rights and obligations of any such Term Lender in accordance with Section 12.04 (Assignments) but excluding any Person that has assigned all of its rights and obligations under the Term Loan Facility Agreement in accordance with Section 12.04 (Assignments) (other than in connection with the sale of participations) and Participants.

“Term Loan” means with respect to each Term Lender each advance to the Borrower of such Term Lender’s pro rata share of the Term Loan Facility Debt Commitment as the Borrower may request under Section 2.02 (Availability) and the applicable Disbursement Request.

“Term Loan Borrowing” means each Advance of Term Loans by the Term Lenders (or the Term Loan Facility Agent on their behalf) on any single date to the Borrower in accordance with Section 2.04 (Funding) and Article VI (Conditions Precedent).

“Term Loan Extension Request” has the meaning provided in Section 2.06(a) (Extensions of Term Loans).

“Term Loan Facility Agent” means Société Générale, not in its individual capacity, but solely as administrative agent for the Term Loan hereunder, and each other Person that may, from time to time, be appointed as successor Term Loan Facility Agent in accordance with Section 10.08 (Resignation or Removal of Term Loan Facility Agent).

“Term Loan Facility Debt Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to make Term Loans, as set forth opposite the name of such Term Lender in the column entitled “Total Facility Debt Commitment” in Schedule 2.01, or if such Term Lender has entered into one or more Lender Assignment Agreements, set forth opposite the name of such Term Lender and any assignor Term Lender in the Term Lender Register maintained by the Term Loan Facility Agent pursuant to Section 2.04(f) (Funding).

“Term Loan Facility Debt Commitment Percentage” means, as to any Term Lender at any time, the percentage that such Term Lender’s Term Loan Facility Debt Commitment then constitutes of the Aggregate Term Loan Facility Debt Commitments.

“Term Loan Facility Secured Parties” means the Term Lenders, the Term Loan Facility Agent, the Security Trustee and each of their respective successors and permitted assigns, in each case in connection with the Term Loan Facility Agreement.

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“Term Loan Final Maturity Date” means the earlier of (i) the date that is seven years after the Stage 3 Closing Date and (ii) the date that is two years after the Substantial Completion of the last Train of the Stage 3 Development to achieve Substantial Completion, or in the case of Term Loans extended pursuant to the provisions of Section 2.06 (Extensions of Term Loans), such later date as provided in the Extension Amendment.

“Term Loan Notes” means the promissory notes of the Borrower, substantially in the form of Exhibit B evidencing Term Loans, in each case duly executed and delivered by an Authorized Officer of the Borrower in favor of each Term Lender that requests a Term Loan Note, including any promissory notes issued by the Borrower in connection with assignments of any Term Loan of the Term Lenders.

“Term Loan Obligations” means, collectively, all Senior Debt Obligations arising under the Term Loan Facility Agreement and the Borrower and Guarantors’ obligations to pay, discharge and satisfy the Erroneous Payment Subrogation Rights.

“Term SOFR Loan” means a Term Loan that bears interest at a rate based on Adjusted Term SOFR.

“Trade Date” has the meaning provided in Section 12.04(b) (Assignments).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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